                                  AGREEMENT AND
                                 PLAN OF MERGER

                                     between

                         PROVIDENT AMERICAN CORPORATION,
                              HEALTHAXIS.COM, INC.,
                                      UICI

                                       and
                             INSURDATA INCORPORATED

                          dated as of December 6, 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
                                                     ARTICLE I
                                                     THE MERGER...................................................2
         1.1      The Merger......................................................................................2
         1.2      Closing.........................................................................................2
         1.3      Effective Time..................................................................................2
         1.4      Effects of the Merger...........................................................................2

                                                     ARTICLE II
                                    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
                                     THE MERGER PARTIES; MERGER CONSIDERATION;
                                         EXCHANGE OF CERTIFICATES; OPTIONS........................................3
         2.1      Effect of the Merger on Capital Stock...........................................................3
         2.2      Dividends, Etc..................................................................................4
         2.3      Stock Options...................................................................................6

                                                    ARTICLE III
                                          REPRESENTATIONS AND WARRANTIES..........................................6
         3.1      Representations and Warranties of Insurdata.....................................................6
         3.2      Representations and Warranties of HealthAxis...................................................29
         3.3      Representations and Warranties of UICI.........................................................49
         3.4      Representations and Warranties of Provident....................................................51

                                                     ARTICLE IV
                                      COVENANTS RELATING TO CONDUCT OF BUSINESS..................................52
         4.1      Covenants of Insurdata and HealthAxis..........................................................52
         4.2      Actions of Parties.............................................................................56

                                                     ARTICLE V
                                               ADDITIONAL AGREEMENTS.............................................56
         5.1      Securities Offering............................................................................56
         5.2      Contract and Regulatory Approvals..............................................................56
         5.3      HSR Filings....................................................................................57
         5.4      Access to Information; Confidentiality.........................................................57
         5.5      Fees and Expenses..............................................................................58
         5.6      Transition Agreement...........................................................................58

         5.7      Indemnification................................................................................58
         5.8      Reasonable Best Efforts........................................................................60
         5.9      Public Announcements...........................................................................60
         5.10     Cooperation....................................................................................60
         5.11     Benefit Plans..................................................................................60
         5.12     Tax-Free Reorganization........................................................................60
         5.13     UICI Voting of Shares..........................................................................60
         5.14     Provident Voting of Shares.....................................................................61
         5.15     Tax Matters....................................................................................61
         5.16     Technology Outsourcing Agreement...............................................................63

                                                     ARTICLE VI
                                               CONDITIONS PRECEDENT..............................................64
         6.1      Conditions to Each Party's Obligation to Effect the Merger.....................................64
         6.2      Conditions to Obligations of HealthAxis and Provident..........................................65
         6.3      Conditions to Obligation of Insurdata and UICI.................................................66

                                                    ARTICLE VII
                                             TERMINATION AND AMENDMENT...........................................67
         7.1      Termination....................................................................................67
         7.2      Effect of Termination..........................................................................69
         7.3      Amendment......................................................................................69
         7.4      Extension; Waiver..............................................................................69

                                                    ARTICLE VIII
                                                 GENERAL PROVISIONS..............................................70
         8.1      Nonsurvival of Representations, Warranties and Agreements......................................70
         8.2      Notices........................................................................................70
         8.3      Interpretation.................................................................................72
         8.4      Counterparts...................................................................................72
         8.5      Entire Agreement; No Third Party Beneficiaries; Rights of Ownership............................72
         8.6      Governing Law..................................................................................72
         8.7      Assignment.....................................................................................72
         8.8      Enforcement....................................................................................73
         8.9      Severability...................................................................................73
         8.10     No Presumption Against Drafter.................................................................73

Exhibits
--------
Exhibit A         --Amended and Restated Articles of Incorporation of HealthAxis
Exhibit B         --Amended and Restated Bylaws of HealthAxis
Exhibit C         --Transition Agreement

Exhibit D         --HealthAxis Shareholders' Agreement
Exhibit E         --Material Terms of Technology Outsourcing Agreement
Exhibit F         --Registration Rights Agreement
Exhibit G         --Voting Trust Agreement

Schedules
---------

Schedule 1 -- Initial Directors of Surviving Corporation
Schedule 2 -- Initial Officers of Surviving Corporation
Schedule 3 -- HealthAxis Offering
Schedule 4 -- Provident Offering

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of December 6, 1999 (the "Agreement"), is made and entered into by and among Provident American Corporation, a Pennsylvania corporation ("Provident"), HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis"), UICI, a Delaware corporation ("UICI"), and Insurdata Incorporated, a Texas corporation and a wholly-owned subsidiary of UICI ("Insurdata"). Provident, HealthAxis, UICI and Insurdata are, at times, each referred to herein as a "Party" and collectively as the "Parties". HealthAxis and Insurdata are, at times, each referred to herein as a "Merger Party" and collectively as the "Merger Parties".

         WHEREAS, the respective Boards of Directors of the Merger Parties have determined that the merger of Insurdata with and into HealthAxis (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective shareholders, and such Boards of Directors have approved the Merger, pursuant to which each share of common stock, no par value, of Insurdata (the "Insurdata Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) will be converted into, subject to the terms hereof, the right to receive the Merger Consideration (as defined in Section 2.1(b));

         WHEREAS, the respective Boards of Directors of Provident and UICI have approved the execution of this Agreement (including all agreements attached as Exhibits to this Agreement) by each such Party, upon the terms and subject to the conditions set forth herein, as being in the best interests of their respective shareholders;

         WHEREAS, Provident and UICI have determined that it is advisable and in their respective best interests to pool the complimentary resources and capabilities of Insurdata and HealthAxis and therefore propose to form a joint venture to combine these capabilities and resources;

         WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, it is intended that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act ("TBCA") and Pennsylvania Business Corporation Law ("PBCL"), Insurdata shall be merged with and into HealthAxis, and the separate corporate existence of Insurdata shall cease and HealthAxis shall continue as the surviving corporation (HealthAxis is sometimes hereinafter referred to as the "Surviving Corporation"). The name of the Surviving Corporation shall be HealthAxis.com, Inc.

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., Chicago, Illinois time, on January 5, 2000 or, if later, the second business day after satisfaction and/or waiver of all of the conditions set forth in Article VI (the "Closing Date"), at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, unless another date, time or place is agreed to in writing by the Parties hereto.

         1.3 Effective Time. Subject to the provisions of this Agreement, the Merger Parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Texas, as provided in the TBCA, and the Department of State of the Commonwealth of Pennsylvania, as provided in PBCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the acceptance for record of such filings or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

         1.4 Effects of the Merger. The Merger shall have the effects as set forth in the applicable provisions of the TBCA and PBCL and as provided in this Agreement, including the matters set forth in this Section 1.4. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of HealthAxis and Insurdata shall vest in the Surviving Corporation, and all debts, liabilities, obligations, and duties of HealthAxis and Insurdata shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

             (a) The Amended and Restated Articles of Incorporation of HealthAxis shall be further amended and restated at the Effective Time to read in the form of Amended and Restated Articles of Incorporation set forth in Exhibit A attached hereto and such further Amended and Restated Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the PBCL.

             (b) The Amended and Restated Bylaws of HealthAxis shall be further amended and restated at the Effective Time to read in the form of the Amended and Restated Bylaws set forth in Exhibit B attached hereto and such further Amended and Restated Bylaws shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Surviving Corporation's Articles of Incorporation or the Bylaws.

             (c) The persons set forth on Schedule 1 of this Agreement shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

             (d) The persons set forth on Schedule 2 of this Agreement shall be the officers of the Surviving Corporation holding the offices set forth opposite their names until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                                   ARTICLE II
                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
                    THE MERGER PARTIES; MERGER CONSIDERATION;
                        EXCHANGE OF CERTIFICATES; OPTIONS

         2.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the holders of any shares of Insurdata Common Stock or the holders of any shares of common stock, no par value per share, of HealthAxis ("HealthAxis Common Stock"):

             (a) Capital Stock of HealthAxis. Each share of HealthAxis Common Stock, and each share of HealthAxis Preferred Stock (as defined in Section 3.2(b)), issued and outstanding immediately prior to the Effective Time shall not be converted or otherwise affected by the Merger and shall remain outstanding after the Merger.

             (b) Capital Stock of Insurdata. Subject to Section 2.2, at the Effective Time each issued and outstanding share of Insurdata Common Stock shall be converted into (as adjusted pursuant to this Article II) the right to receive 1.33 (the "Exchange Ratio") share of the HealthAxis Common Stock (the "Merger Consideration") upon surrender of the stock certificates representing the Insurdata Common Stock pursuant to this Article II. No fractional shares of HealthAxis shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, cash adjustments will be paid to the former holders of Insurdata Common Stock in respect of any fraction of a shares of HealthAxis which would otherwise be issuable under this Agreement. Such cash adjustment shall be equal to an amount determined by multiplying such fraction by $15.00.

             (c) Cancellation and Retirement of Insurdata Common Stock. As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Insurdata Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of such shares of Insurdata Common Stock shall thereafter cease to have any rights with respect to such shares of Insurdata Common Stock, except the right to receive, without interest, the Merger Consideration, plus cash in lieu of fractional shares, if any, in accordance with Section 2.1(b) upon the surrender of a certificate representing such shares of Insurdata Common Stock (an "Insurdata Certificate").

             (d) No Further Ownership Rights in Insurdata. From and after the Effective Time, each holder of an Insurdata Certificate immediately prior to the Effective Time shall, upon surrender of such Insurdata Certificate for cancellation to the Exchange Agent (as defined herein), together with the Letter of Transmittal, duly executed, and such other documents as the Surviving Corporation or the Exchange Agent shall reasonably request, be entitled to receive in exchange therefor a certificate from HealthAxis, as the Surviving Corporation, representing that number of shares of HealthAxis Common Stock (a "HealthAxis Certificate"), plus cash in lieu of fractional shares, if any, which such holder has the right to receive pursuant to this Article II (in each case less the amount of any required withholding taxes), and the Insurdata Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.1(d), each Insurdata Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, plus cash in lieu of fractional shares, if any, with respect to the shares of Insurdata Common Stock formerly represented thereby. If any HealthAxis Certificate to be issued in the Merger is to be issued in a name other than that in which the certificate in exchange therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by reason of the issuance of HealthAxis Certificates in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation or its agent that such tax has been paid or is not applicable.

         2.2 Dividends, Etc.

             (a) Dividends on HealthAxis Common Stock. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on HealthAxis Common Stock shall be paid with respect to any shares of Insurdata Common Stock represented by an Insurdata Certificate, until such Insurdata Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Insurdata Certificate, there shall be paid to the holder of HealthAxis Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore payable with respect to such whole shares of HealthAxis Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of HealthAxis Common Stock, less the amount of any withholding taxes that may be required thereon.

             (b) No Transfers; Closing of Stock Transfer Book. At or after the Effective Time, there shall be no transfer on the stock transfer books of Insurdata of the shares of Insurdata Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, plus cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement.

             (c) Lost, Stolen or Destroyed Certificates. In the event that any Insurdata Certificate shall have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming such Insurdata Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Insurdata Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Insurdata Certificate the Merger Consideration, plus cash in lieu of fractional shares, if any, and unpaid dividends and distributions on shares of HealthAxis Common Stock, if any, as provided in this Section 2.2(c), deliverable in respect thereof pursuant to this Agreement.

             (d) Change in HealthAxis Common Stock.

                 (i) In the event of any change in HealthAxis Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, combination, exchange of HealthAxis Common Stock or the like, the Merger Consideration and other terms set forth in this Agreement shall be appropriately adjusted.

                 (ii) The pricing terms set forth herein are based on the information disclosed in Section 3.2(b) hereof. If the number of such shares and share equivalents outstanding is greater than the foregoing, the Merger Consideration and other terms set forth in this Agreement shall be appropriately adjusted.

         2.3 Stock Options. At the Effective Time, each stock option (all options issued pursuant to the Insurdata Stock Option Plans are referred to herein, collectively, as the "Insurdata Options" and, individually, as an "Insurdata Option") issued and outstanding under the Insurdata Incorporated 1999 Stock Option Plan, and any other plan or program maintained by Insurdata under which Options have been granted, as listed on Section 3.1(b) of the Insurdata Disclosure Schedule (the "Insurdata Stock Option Plans") shall be converted into an option to purchase shares of HealthAxis Common Stock, as provided below. Following the Effective Time, each such Insurdata Option shall be exercisable upon the same terms and conditions as then are applicable to such Insurdata Option, except that (i) each such Insurdata Option shall be exercisable for that number of shares (rounding down to the nearest whole share, with cash being payable for any fraction of a share) of HealthAxis Common Stock equal to the product of (x) the number of shares of Insurdata Common Stock for which such Insurdata Option was exercisable immediately prior to the Effective Time and (y) the Exchange Ratio and (ii) the exercise price of such Insurdata Option shall be equal to the quotient (rounded up to the nearest one hundredth) obtained by dividing the exercise price per share of such Insurdata Option by the Exchange Ratio. Following the Effective Time, any restriction on the exercise of any Insurdata Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Insurdata Option (except as set forth in this Section 2.3) shall remain unchanged. From and after the date of this Agreement, no additional options to purchase shares of Insurdata Common Stock shall be granted under the Insurdata Stock Option Plans or otherwise. Except as otherwise agreed to by the Parties, no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement of Insurdata with respect to, including any right to acquire, equity securities of Insurdata following the Effective Time. At or as soon as practicable after the Effective Time, HealthAxis, as the Surviving Corporation, shall issue to each holder of an Insurdata Option that is converted into an option to purchase shares of HealthAxis Common Stock a statement that accurately reflects the number of shares of HealthAxis Common Stock for which the Insurdata Option is exercisable and the exercise price of the Insurdata Option as contemplated by this Section 2.3. HealthAxis shall take all corporate actions necessary to reserve for issuance such number of shares of HealthAxis Common Stock as will be necessary to satisfy exercises in full of all Surviving Corporation Insurdata Options after the Effective Time.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Insurdata. Except as disclosed in the disclosure memorandum delivered by Insurdata (the "Insurdata Disclosure Memorandum") at or prior to the date of this Agreement (it being understood that each section of the Insurdata Disclosure Memorandum shall list all items applicable to such section, although the inadvertent omission of an item from one section shall not be deemed to be a breach of this Agreement if such item and an explanation of the nature of such item is clearly disclosed in another section of the Insurdata Disclosure Memorandum), Insurdata represents and warrants to HealthAxis and Provident as follows:

             (a) Organization, Standing and Power. Insurdata is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not individually or in the aggregate have a Material Adverse Effect on Insurdata. Insurdata has heretofore made available to HealthAxis complete and correct copies of its Articles of Incorporation and Bylaws, both as currently in effect as of the date of this Agreement. As used in this Agreement, a "Material Adverse Effect" shall mean, with respect to any specified Party to this Agreement, any event, change, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on (i) the business, results of operations, or financial condition of such Party and its Subsidiaries taken as a whole or (ii) the ability of such Party to consummate the transactions contemplated by this Agreement. As used in this Agreement, the word "Subsidiary," with respect to any Party to this Agreement, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such Party or any other Subsidiary of such Party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture, limited liability company or other organization is held by such Party or by any one or more of its Subsidiaries, or by such Party and any one or more of its Subsidiaries; or (iii) at least 10% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such Party or by any one or more of its Subsidiaries or by such Party and any one or more of its Subsidiaries. For purposes of this Agreement, the term "knowledge" when used with respect to a Party means that neither such Party, nor, if such Party is not an individual, any of its officers or general partners, have any actual knowledge, implied knowledge or belief that the statement made is incorrect. For this purpose, "implied knowledge" means all information available in the books, records and files of the Party and all information that any of the officers or senior managers of the Party should have known in the course of operating and managing the business and affairs of the Party.

             (b) Capital Structure. As of the date of this Agreement, the authorized capital stock of Insurdata consists of 50,000,000 shares of Insurdata Common Stock. As of the date of this Agreement: (i) 16,396,667 shares of Insurdata Common Stock were issued and outstanding; and (ii) no shares of Insurdata Common Stock were held in treasury. All outstanding shares of Insurdata Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. As of the date of this Agreement, (i) 321,000 shares of Insurdata Common Stock are subject to issuance pursuant to the exercise of Insurdata Options (of which 18,750 shares of Insurdata Common Stock are subject to vested options and of which 25,000 have been committed for grant to an employee scheduled to commence employment on December 15, 1999) and (ii) 2,179,000 shares of Insurdata Common Stock are reserved for future grants of options pursuant to Insurdata Option Plans. Section 3.1(b) of the Insurdata Disclosure Memorandum sets forth the following information with respect to each Insurdata Option outstanding as of the date hereof: (i) the particular plan pursuant to which such Insurdata Option was granted; (ii) the name of the optionee;
         (iii) the number of shares of Insurdata Common Stock subject to such Insurdata Option; (iv) the exercise price of such Insurdata Option; (v) the date on which such Insurdata Option was granted; and (vi) the date on which such Insurdata Option Expires. Insurdata has delivered to HealthAxis accurate and complete copies of the Insurdata Stock Option Plans and the stock option agreements evidencing all Insurdata Options granted under the Insurdata Stock Option Plans. Set forth in Section 3.1(b) of the Insurdata Disclosure Memorandum is a true and complete list of the following: (i) each grant of shares of Insurdata Common Stock to employees which are subject to any risk of forfeiture ("Restricted Share Grants") and a total thereof, and (ii) any obligation of Insurdata to issue shares of Insurdata Common Stock as a result of the transactions contemplated hereby ("Change in Control Share Grants") and a total thereof. There are no bonds, debentures, notes or other indebtedness of Insurdata, or assets of any other entities convertible into, or exchangeable for, securities of Insurdata except as provided in this Section 3.1(b) or Section 3.1(b) of the Insurdata Disclosure Memorandum. Except as set forth in this Section 3.1(b) or in Section 3.1(b) of the Insurdata Disclosure Memorandum, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Insurdata or any Insurdata Subsidiary is a party or by which such entity is bound, obligating Insurdata or any Insurdata Subsidiary to issue, deliver or sell, or cause to be issued, delivered, or sold, additional shares of capital stock, securities or other ownership interests of Insurdata or any Insurdata Subsidiary or obligating Insurdata or any Insurdata Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking or obligating Insurdata or any Insurdata Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock, securities or other ownership interests of Insurdata or any Insurdata Subsidiary. Except as set forth in Section 3.1(b) of the Insurdata Disclosure Memorandum, there are no commitments, agreements, arrangements or undertakings of any kind to which Insurdata or any Insurdata Subsidiary is party, or by which such entity is bound, obligating Insurdata or any Insurdata Subsidiary to make any equity or similar investment in, or capital contribution to, any Person.

             (c) Subsidiaries; Investments. Section 3.1(c) of the Insurdata Disclosure Memorandum sets forth for Insurdata and each Subsidiary of Insurdata, its exact legal name, the jurisdiction of its incorporation or organization, its federal employer identification number, its address, telephone number and facsimile number, its directors and officers, and all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company's date of incorporation. Except as set forth in Section 3.1(c) of the Insurdata Disclosure Memorandum, each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of Insurdata is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Insurdata has heretofore made available to HealthAxis complete and correct copies of the articles of incorporation (or other organizational documents) and bylaws (each as amended) of each of its Subsidiaries. Section 3.1(c) of the Insurdata Disclosure Memorandum sets forth, as to each Subsidiary of Insurdata, its authorized capital stock and the number of issued and outstanding shares of capital stock (or similar information with respect to any Subsidiary not organized as a corporate entity) and each owner thereof. All outstanding shares of the capital stock of the Subsidiaries of Insurdata are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. Except as set forth on Section 3.1(c) of the Insurdata Disclosure Memorandum, Insurdata is the sole record and beneficial owner of all of the shares of capital stock or other ownership interests of each Insurdata Subsidiary.

             (d) Authority; No Violations; Consents and Approvals.

                 (i) Insurdata has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Insurdata. This Agreement has been duly executed and delivered by Insurdata and, assuming that this Agreement constitutes the valid and binding agreement of HealthAxis, Provident and UICI, constitutes a valid and binding obligation of the Insurdata enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (C) any ruling or action of any Governmental Entity as set forth in Section 3.1(d)(iii).

                 (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Insurdata will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation or the loss of a material benefit under, or the creation of a Lien (as defined in Section 3.1(s)) on assets or property, or right of first refusal with respect to any asset or property or change any other rights, benefits, liabilities or obligations (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, or change, a "Violation"), pursuant to, (A) any provision of the Articles of Incorporation or Bylaws of Insurdata or the comparable documents of any of its Subsidiaries or (B) except as to which requisite waivers or consents have been obtained as specifically identified in Section 3.1(d) of the Insurdata Disclosure Memorandum and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 3.1(d) are duly and timely obtained or made, any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Insurdata, or any of its properties or assets, except, in the case of clause (B), for such Violations which would not individually or in the aggregate have a Material Adverse Effect on Insurdata.

                 (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Insurdata or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Insurdata or the consummation by Insurdata of the transactions contemplated hereby, except for: (A) the filing of a pre-merger notification and report form under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period thereunder;
         (B) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the Department of State of the Commonwealth of Pennsylvania; (C) such filings as may be required by applicable federal or state securities laws, and (D) where the failure to obtain, give or make any consent, approval, order, or authorization of, or registration, declaration or filing with, notice to, or permit from a Government Entity would not have a Material Adverse Effect on Insurdata.

             (e) Government Filings. Insurdata has made available to HealthAxis a true and complete copy of each report or schedule filed by Insurdata with any Governmental Entity.

             (f) Information Supplied. None of the information supplied or to be supplied by Insurdata to HealthAxis and Provident contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The books of account and other financial records of Insurdata and its Subsidiaries have been maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles ("GAAP").

             (g) Compliance with Applicable Laws.

                 (i) Except as disclosed in Section 3.1(g) of the Insurdata Disclosure Memorandum, the business of Insurdata and each of its Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all material respects with such laws.

                 (ii) Insurdata and each of its Subsidiaries owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, registrations, rights and similar documents ("Licenses") which are necessary for it to own, lease or operate its properties and assets and to conduct its business as now conducted, except for such Licenses the failure to hold which would not individually or in the aggregate have a Material Adverse Effect on Insurdata. The business of Insurdata and each of its Subsidiaries has been and is being conducted in compliance in all material respects with all such Licenses. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of Insurdata, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License.

             (h) Absence of Certain Changes or Events. Since September 30, 1999, there has not been, occurred, or arisen any change, any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character with respect to the business or financial condition of Insurdata or any of its Subsidiaries, except (i) as disclosed in
         Section 3.1(h) of the Insurdata Disclosure Memorandum, and (ii) for events in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, result in a Material Adverse Effect on Insurdata.

             (i) Financial Statements; No Material Undisclosed Liabilities. The consolidated financial statements of Insurdata for the year ended December 31, 1998 and for the nine months ended September 30, 1999 have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as indicated in the notes thereto) and, except as set forth on Schedule 3.1(i) of the Insurdata Disclosure Memorandum, fairly present, in accordance with the applicable requirements of GAAP, the consolidated financial position of its subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statement, to normal year-end audit adjustments). Insurdata has no subsidiaries which are not consolidated for accounting purposes. Except as reflected in
         Section 3.1(i) of the Insurdata Disclosure Memorandum, since September 30, 1999, neither Insurdata nor any of its Subsidiaries has incurred any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due (and there is no basis for such liabilities) except: (i) liabilities arising in the ordinary course of business consistent with past practice, which individually or in the aggregate would not have a Material Adverse Effect on Insurdata; or (ii) other liabilities which, individually or in the aggregate, together with those liabilities referenced in subparagraph (i), would not have a Material Adverse Effect on Insurdata.

             (j) Litigation. Except as set forth in Section 3.1(j) of the Insurdata Disclosure Memorandum (A) there is no suit, action, investigation, arbitration or proceeding pending or, to the knowledge of Insurdata, threatened against or affecting Insurdata or any of its Subsidiaries, at law or in equity, before any person and (B) there is no writ judgment, decree, injunction, rule or similar order of any Governmental Entity or arbitrator outstanding against Insurdata or any of its Subsidiaries.

             (k) Taxes. Except as set forth in Section 3.1(k) of the Insurdata Disclosure Memorandum:

                 (i) Insurdata and each of its Subsidiaries has (x) duly and timely filed (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid or there have been paid on their behalf all Taxes shown to be due on such Returns.

                 (ii) Each of Insurdata and its Subsidiaries has properly accrued on its respective financial statements all Taxes due for which Insurdata or its Subsidiaries may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of an affiliated group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). Each of Insurdata and its Subsidiaries has established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

                 (iii) Each of Insurdata and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, and has, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws, or such amounts are held in separate bank accounts for such purpose.

                 (iv) There are no Liens for Taxes upon the assets or properties of Insurdata or any of its Subsidiaries except for statutory liens for current Taxes not yet due.

                 (v) Neither Insurdata nor any of its Subsidiaries has requested any extension of time nor has any such extension been requested on its behalf within which to file any Tax Return in respect of any taxable year which has not since been filed.

                 (vi) Based upon Insurdata's knowledge, no federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist with regard to any Taxes or Tax Returns of Insurdata or any of its Subsidiaries and there has not been received any written notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to Insurdata or any of its Subsidiaries or any Tax Return filed by or with respect to Insurdata or any of its Subsidiaries. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations or Insurdata or its Subsidiaries which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined or (ii), by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined.

                 (vii) None of Insurdata and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Insurdata and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was UICI) or (B) has any liability for the Taxes of any other party (other than any of Insurdata and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

             For purposes of this Agreement, (i) "Taxes" (including, with correlative meaning, the term "Tax") shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security and other taxes, and shall include any interest, penalties or additions attributable thereto and (ii) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) required to be prepared with respect to Taxes.

             (l) Pension And Benefit Plans; ERISA.

                 (i) Section 3.1(l)(i) of the Insurdata Disclosure Memorandum sets forth a complete list of all (A) "employee benefit plans" as defined in sections 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (B) all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan as defined in section 3(3) of ERISA, and (C) any employment agreement or consulting agreement, which Insurdata, or any of its Subsidiaries or any trade or business, whether or not incorporated, that together with Insurdata or any of its Subsidiaries would be deemed a "single employer" within the meaning of
         Section 4001(b) of ERISA (an "Insurdata ERISA Affiliate"), maintains, is a party to, participates in or with respect to which has any liability or contingent liability (such plans and arrangements referred to as the "Insurdata Benefit Plans").

                 (ii) With respect to each Insurdata Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to HealthAxis: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent IRS determination letter or request therefor; and (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112), if any; and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied. In the case of any Insurdata Benefit Plan which is not in written form, HealthAxis has been supplied with an accurate description of such Insurdata Benefit Plan as in effect on the date hereof.

                 (iii) Except as set forth in Section 3.1(l)(iii) of the Insurdata Disclosure Memorandum, Insurdata Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received favorable determination letters from the Internal Revenue Service which cover all applicable law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired; neither Insurdata nor any of its respective Insurdata ERISA Affiliates is aware of any event or circumstance that could reasonably be expected to result in the failure of such Insurdata Benefit Plan or its related trust to be so qualified; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

                 (iv) Except as set forth in Section 3.1(l)(iv) of the Insurdata Disclosure Memorandum, the Insurdata Benefit Plans have been maintained and administered in all respects in accordance with their terms and applicable laws, and no event has occurred which will or could cause any such Insurdata Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

                 (v) Except as disclosed in Section 3.1(l)(v) of the Insurdata Disclosure Memorandum, there are no pending or, to the knowledge of Insurdata, threatened actions, claims or proceedings against or relating to any Insurdata Benefit Plan other than routine benefit claims by persons entitled to benefits thereunder. There are no investigations or audits of or relating to any Insurdata Benefit Plan. Insurdata has no knowledge of any facts which could form the basis of any such investigation or audit.

                 (vi) Except as disclosed in Section 3.1(l)(vi) of the Insurdata Disclosure Memorandum and as otherwise provided in Section 2.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee (current, former or retired) of Insurdata,
         (B) increase any benefits under any Insurdata Benefit Plan, or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

                 (vii) Insurdata has no knowledge of any oral or written statement made by or on behalf of Insurdata or an Insurdata ERISA Affiliate regarding any Insurdata Benefit Plan that was not in accordance with such Benefit Plan.

                 (viii) Actuarially adequate accruals for all obligations under the Insurdata Benefit Plans are reflected in the financial statements of Insurdata and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

                 (ix) Except as described in section 3.1(l)(ix) of the Insurdata Disclosure Memorandum, there have been no acts or omissions by Insurdata which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which Insurdata or any Insurdata ERISA Affiliate may be liable.

                 (x) Except as described in section 3.1(l)(x) of the Insurdata Disclosure Memorandum, none of the payments payable under the Insurdata Benefit Plans as a result of the Merger would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

                 (xi) No Insurdata Benefit Plan is subject to Title IV of ERISA.

                 (xii) None of Insurdata nor any Insurdata ERISA Affiliate contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in section 3(37) of ERISA).

                 (xiii) There has been no act or omission that would impair the ability of Insurdata and the Insurdata ERISA Affiliates (or any successor thereto) to unilaterally amend or terminate any Insurdata Benefit Plan.

                 (xiv) Except as described in Section 3.1(1)(xiv) of the Insurdata Disclosure Memorandum, there are no self-insured Benefit Plans. With respect to each self-insured Benefit Plan, Insurdata and/or its Subsidiaries maintains a reserve of no less than twenty-five percent (25%) of the aggregate claims paid with respect to the most recently completed plan year.

                 (xv) Except as set forth in Section 3.1(1)(xv) of the Insurdata Disclosure Memorandum, each Insurdata Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded. Except as set forth in Section 3.1(1)(xv) of the Insurdata Disclosure Memorandum, each Insurdata Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded.

             (m) Labor Matters.

                 (i) Except as set forth in Section 3.1(m) of the Insurdata Disclosure Memorandum, (A) neither Insurdata nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and no employees of Insurdata or any of its Subsidiaries are represented by any labor organization; (B) within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of Insurdata, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (C) within the preceding three years, to the knowledge of Insurdata, there have been no organizing activities involving Insurdata or any of its

         Subsidiaries with respect to any group of employees of Insurdata or any of its Subsidiaries.

                 (ii) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving Insurdata or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of Insurdata, threatened in writing by or on behalf of any employee or group of employees of Insurdata or any of its Subsidiaries. Each of Insurdata and its Subsidiaries' relations with its employees are currently on a good and normal basis.

                 (iii) Insurdata and each of its Subsidiaries is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN Act"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where non compliance would not individually or in the aggregate adversely affect Insurdata and its Subsidiaries taken as a whole in any material respect.

                 (iv) Except as set forth in Section 3.1(m) of the Insurdata Disclosure Memorandum and except for any limitation of general application which may be imposed under applicable employment laws, Insurdata and each of the Insurdata Subsidiaries has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than for severance pay in accordance with any severance pay policy of Insurdata or an Insurdata Subsidiary disclosed to HealthAxis.

                 (v) Except as set forth in Section 3.1(m) of the Insurdata Disclosure Memorandum, since January 1, 1998, no employee of Insurdata or its Subsidiaries having an annual salary of $100,000 or more has indicated an intention to terminate or has terminated his or her employment with such company.

             (n) Environmental Matters.

                 (i) For purposes of this Agreement:

                     (A) "Environmental Law" means any applicable law regulating or prohibiting Releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment, and public and employee health and safety from Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA") (to the extent OSHA regulates occupational exposure to Hazardous Materials) and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

                     (B) "Hazardous Material" means any substance, material or
                         waste which is regulated as hazardous or toxic by any public or governmental authority in the jurisdictions in which the Merger Party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

                     (C) "Release" means any release, spill, effluence,
                         emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Material into the environment; and

                     (D) "Remedial Action" means all actions, including, without limitation, those involving any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (w) clean up, remove, treat, or in any other way mitigate the adverse effects of any Hazardous Materials Released in the environment; (x) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the environment; (y) perform preremedial studies and investigations or postremedial monitoring and care pertaining or relating to a Release or threat of Release; or (z) bring the Merger Party into compliance with any Environmental Law.

                 (ii) Except as set forth in Section 3.1(n) of the Insurdata Disclosure Memorandum:

                     (A) The operations of Insurdata and each of its
                         Subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except for such noncompliance which would not individually or in the aggregate have a Material Adverse Effect on Insurdata;

                     (B) Neither Insurdata nor any of its Subsidiaries is
                         subject to any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (x) Environmental Laws, (y) Remedial Action or (z) any Release or threatened Release of a Hazardous Material;

                     (C) Neither Insurdata nor any of its Subsidiaries has
                         received any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

                     (D) No judicial or administrative proceedings or
                         governmental investigations are pending or, to the knowledge of Insurdata, threatened against Insurdata or any of its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law; and

                     (E) No environmental approvals, clearances or consents are required under applicable law from any governmental entity or authority in order to consummate the transactions contemplated herein.

                 (iii) This Section 3.1(n) sets forth the sole representations and warranties of Insurdata with respect to Environmental Laws.

             (o) Property and Assets.

                 (i) Section 3.1(o)(i) of the Insurdata Disclosure Memorandum sets forth all of the real property owned in fee by Insurdata and its Subsidiaries. Insurdata or its Subsidiaries have good and marketable title to each parcel of real property owned by them free and clear of all Liens, except as otherwise set forth in Section 3.1(o)(i) of the Insurdata Disclosure Memorandum.

                 (ii) Each lease, sublease or other agreement (collectively, the "Real Property Leases") under which Insurdata or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property is valid, binding and in full force and effect, all rent and other sums and charges payable by Insurdata or any of its Subsidiaries as a tenant thereunder are current, and no termination event or condition or uncured default of a material nature on the part of Insurdata or any of its Subsidiaries or, to Insurdata's knowledge, the landlord, exists under any Real Property Lease. Insurdata and its Subsidiaries have a good and valid leasehold interest in each parcel of real property leased by them free and clear of all Liens, except as otherwise set forth in Section 3.1(o)(ii) of the Insurdata Disclosure Memorandum. All real property used or occupied by Insurdata or any Insurdata Subsidiary is structurally sound and in good condition, normal wear and tear excepted, and is sufficient for its current uses and the operations and business of Insurdata and its Subsidiaries as presently conducted.

                 (iii) Except as set forth in Section 3.1(o)(iii) of the Insurdata Disclosure Memorandum, Insurdata and its Subsidiaries own good and indefeasible title to, or have a valid leasehold interest in or a valid right under contract to use, all tangible personal property that is used in the conduct of their business, free and clear of any Liens, except for any mechanics or similar statutory liens arising in the ordinary course of business. All such tangible personal property is in good operating condition and repair (normal wear and tear excepted) and is suitable for its current uses and the operations and business of Insurdata and its Subsidiaries as presently conducted.

             (p) Intellectual Property.

                 (i) Section 3.1(p) of the Insurdata Disclosure Memorandum sets forth, for the Intellectual Property owned by Insurdata or any of its Subsidiaries, a complete and accurate list of all U.S. and foreign (a) Patents and Patent Applications; (b) Trademarks; (c) Copyright registrations and mask work, Copyright and mask work applications, and material unregistered Copyrights. Section 3.1(p) of the Insurdata Disclosure Memorandum lists all Software (other than readily available commercial software programs) which are owned, licensed, leased, by Insurdata or any of its Subsidiaries, and identifies which Software is owned, licensed, or leased, as the case may be, and, for all Insurdata Software, provides a product description of the Insurdata Software, the language in which it was written and the types of hardware platforms on which it runs.

                 (ii) Section 3.1(p) of the Insurdata Disclosure Memorandum sets forth a complete and accurate list of all agreements, enforceable understandings and enforceable commitments (whether oral or written, and whether between Insurdata or any of its Subsidiaries and third parties or inter-corporate) to which Insurdata or any of its Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property, or (ii) restricting Insurdata's or any of its Subsidiaries' rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Neither Insurdata nor any of its Subsidiaries has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements and there are no exclusive License Agreements for Insurdata Software or other Intellectual Property owned by Insurdata and its Subsidiaries. No royalties, honoraria or other fees are payable by Insurdata or any of its Subsidiaries to any third parties for the use of or right to use any Intellectual Property except, pursuant to the License Agreements.

                 (iii) Except as set forth on Section 3.1(p) of the Insurdata Disclosure Memorandum:

                     (A) Insurdata or one of its Subsidiaries owns, or has a
                         valid right to use, free and clear of all Liens, all of the Intellectual Property necessary to permit the operation of Insurdata and its Subsidiaries as presently conducted and as proposed to be conducted. Insurdata or one of its Subsidiaries is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Section 3.1(p) of the Insurdata Disclosure Memorandum.

                     (B) All of such Insurdata Software and other Intellectual
                         Property were created as a work for hire (as defined under U.S. copyright law) for Insurdata or its Subsidiaries. To the extent that any author or developer of any Insurdata

                         Software or other Intellectual Property was not a regular full-time salaried employee of Insurdata or its Subsidiaries at the time such person contributed to such Insurdata Software or other Intellectual Property, such author or developer has executed agreements assigning to Insurdata or its Subsidiaries all of such Insurdata Software and Intellectual Property developed by such author or developer.

                     (C) The Intellectual Property owned by Insurdata or any of its Subsidiaries and, to the knowledge of Insurdata and its Subsidiaries, any Intellectual Property used by Insurdata or any of its Subsidiaries, is subsisting, in full force and effect, and has not been canceled, expired, or abandoned, and is valid and enforceable.

                     (D) There is no pending or, to the knowledge of Insurdata
                         and its Subsidiaries, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (i) involving the Intellectual Property owned by Insurdata or any of its Subsidiaries, or to the knowledge of Insurdata and its Subsidiaries, the Intellectual Property licensed to Insurdata or any of its Subsidiaries or (ii) alleging that the activities or the conduct of Insurdata's or any of its Subsidiaries' business does nor will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by Insurdata or any of its Subsidiaries. There are no settlements, forebearances to use, consents, judgments, or orders or similar obligations other than the License Agreements which (a) restrict Insurdata's or any of its Subsidiaries' rights to use any Intellectual property, (b) restrict Insurdata's or any Subsidiaries' business in order to accommodate a third party's intellectual property rights or (c) permit third parties to use any Intellectual Property owned or controlled by Insurdata or any of its Subsidiaries.

                     (E) No other Software, other than ordinary upgrades to the
                         Insurdata Software, is used to operate the business of

                         Insurdata and its Subsidiaries as presently conducted. To the best knowledge of Insurdata, no rights of any third party are necessary to market, license, sell, modify, update, and/or create derivative works for the Insurdata Software listed at Section 3.1(p) of the Insurdata Disclosure Memorandum as presently and contemplated to be marketed, licensed, sold, modified, updated and/or created by Insurdata.

                     (F) Insurdata and its Subsidiaries maintains
                         machine-readable master-reproducible copies of the object and executable code, master reproducible copies of the source code listings, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions of the Insurdata Software currently being supported by Insurdata and its Subsidiaries; in each case, the machine-readable copy of the object and executable code substantially conforms to the corresponding source code listing from which it was compiled; the Insurdata Software is written in the language as set forth Section 3.1(p) of the Insurdata Disclosure Memorandum, for use on the hardware set forth at Section 3.1(p) of the Insurdata Disclosure Memorandum with standard operating systems; the Insurdata Software can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems; in each case, each component of the Insurdata Software that creates, accepts, displays, stores, retrieves, accesses, recognizes, distinguishes, compares, sorts, manipulates, processes, calculates or otherwise uses dates or date-related data will do so accurately, without operating defects, using dates in the twentieth and twenty- first centuries, and will not be adversely affected by the advent of the year 2000, the advent of any leap year, the advent of the twenty-first century, or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, "Y2K Compliant"), provided that all hardware and operating system software in connection with which the Insurdata Software is used perform in such a manner; with respect to the hardware and third party application and operating software with which the Insurdata Software is used, Insurdata and its

                         Subsidiaries have received written assurances from the hardware manufacturers and third party software licensors that this hardware and software is Y2K Compliant and such hardware and software have successfully completed Y2K Compliance testing administered by or on behalf of Insurdata and its Subsidiaries, to the knowledge of Insurdata and its Subsidiaries the Insurdata Software does not contain any unauthorized code such as a virus, Trojan horse, worm, or other software routine designed to permit unauthorized access to disable, erase or otherwise harm the Insurdata Software, hardware or data automatically, with the passage of time, or under the control of a person other than the Merger Parties. The twenty-first century will be deemed to commence on January 1, 2001.

                     (G) Insurdata and its Subsidiaries have taken reasonable
                         precautions to test for and prevent unauthorized codes such as viruses, Trojan horses, worms, or other software routines designed to permit unauthorized access to disable, erase or otherwise harm the Insurdata Software with the passage of time, or under the control of a person other than Insurdata or its Subsidiaries. No export control licenses are necessary for the Insurdata Software in order to permit the operation of the business of Insurdata and its Subsidiaries as presently conducted.

                     (H) The conduct of Insurdata's and its Subsidiaries'
                         business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the knowledge of Insurdata and its Subsidiaries, no third party is misappropriating, infringing, or violating any Intellectual Property owned or used by Insurdata or any of its Subsidiaries and no such claims, suits, arbitrations or other adversarial proceedings have been brought against any third party by Insurdata or any of its Subsidiaries which remain unresolved.

                     (I) Insurdata and each of its Subsidiaries take reasonable measures to protect the confidentiality of and all proprietary rights in its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the knowledge of Insurdata and its Subsidiaries, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of Insurdata and its Subsidiaries, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

                     (J) No current or former partner, director, officer, or
                         employee of Insurdata or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights in or to (including, but not limited to, the right to royalty payments) any of the Intellectual Property owned, marketed, used or under development by Insurdata and its Subsidiaries.

                 (iv) The consummation of the transactions contemplated hereby will not result in the loss or impairment of Insurdata's or any of its Subsidiaries' rights to own or use any of the Intellectual Property, nor will it require the consent of any governmental authority or third party in respect of any such Intellectual Property.

                 (v) The following definition shall be applicable to this
         Agreement:

         "HealthAxis Software" means all Software owned by HealthAxis.

         "Insurdata Software" means all Software owned by Insurdata.

         "Intellectual Property" shall mean trademarks, names, corporate names, proprietary name, brand name, product service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial design registrations or applications, including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing (collectively "Patents and Patent Applications"); copyrights (including any registrations and applications for any of the foregoing) and including but not limited to the Web Site and Web Site Content (collectively, "Copyrights"); Software, "mask works" (as defined under 17 USC ss. 901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets"); rights under statutory or common laws of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case whether or not perfected, whether active or inactive, in use, under development or design, and in each case used in or necessary for the conduct of a Party's and each of its Subsidiaries' business as currently conducted or contemplated to be conducted.

         "Software" means any and all computer programs (including operating systems and applications systems html code, CGI code, java applets and other software used to create and maintain Web sites) whether or not operational, including, but not limited to, implementations in computer programs of algorithms, processes, formulae, interfaces, navigational devices, menu structures or arrangements, icons, operational instructions, scripts, commands, syntax, screen design, reports design and other designs, concepts, and visual expressions, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

         "Web Site" shall mean the Web site currently found at the following URL, http://www.insurdata.com or http://www.healthaxis.com, as applicable, and all other Web sites and any successors thereto owned or created by or on behalf of Insurdata or HealthAxis and their Subsidiaries.

         "Web Site Content" shall mean all text, photos, graphics, audio, video and other information or content, material, without limitation, in all forms and formats (collectively, "Content"), available for access on the Web Site but excluding the Content of any Web sites linked to the Web Site, whether by agreement or otherwise, and any Content supplied by insurance carriers for inclusion on the HealthAxis Web Site.

             (q) Material Contracts. Section 3.1(q) of the Insurdata Disclosure Memorandum contains a true and complete list of each of the following written or oral contracts, agreements, instruments, orders, arrangements, commitments or understandings ("Contracts") in effect as of the date of this Agreement (true and complete copies of any written Contract or summaries in writing describing any oral Contract of which have been made available to HealthAxis) to which Insurdata or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may be bound (each of which is an "Insurdata Material Contract"):

                 (i) all employment, agency (other than insurance agency), consultation, or representation Contracts or other Contracts of any type (including without limitation loans or advances) with any present officer, director, Key Employee (as defined below), agent (other than an insurance agent), consultant, or other similar representative of Insurdata or any of its Subsidiaries (or former officer, director, Key

         Employee, agent (other than an insurance agent), consultant or similar representative of Insurdata or any of its Subsidiaries if there exists any present or future liability with respect to such Contract);

                 (ii) all Contracts relating to the borrowing of money by Insurdata, relating to the deferred purchase price for property or services, or relating to the direct or indirect guarantee by Insurdata or any of its Subsidiaries of any liability;

                 (iii) all Contracts pursuant to which Insurdata or any of its Subsidiaries has agreed to indemnify or hold harmless any person or entity (other than indemnifications or hold harmless covenants in the ordinary course of business and consistent with past practice);

                 (iv) all leases or subleases of real property used in the business, operations, or affairs of Insurdata or any of its Subsidiaries;

                 (v) all Contracts under which any rights in and/or ownership of any material software products, technology or other intangible property of Insurdata or its Subsidiaries was acquired; and

                 (vi) any other Contract requiring the payment of at least $250,000 or which cannot be terminated upon 60 days or less notice.

         Each Contract disclosed or required to be disclosed in Section 3.1(q) of the Insurdata Disclosure Memorandum is in full force and effect and constitutes a legal, valid and binding obligation of Insurdata or any of its Subsidiaries to the extent any such entity is a party thereto and, to the knowledge of Insurdata, each other party thereto. Neither Insurdata nor any of its Subsidiaries has received from any other party to such Contract any written notice of termination or intention to terminate or not to honor the terms of such Contract, or to the knowledge of Insurdata, any oral notice of termination or intention to terminate or not to honor the terms of such Contract. Except as set forth in Section 3.1(q) of the Insurdata Disclosure Memorandum, neither Insurdata nor any of its Subsidiaries nor, to the knowledge of Insurdata, any other party to such Contract is in violation or breach of or default under any such Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract), which violations, breach or default would individually or in the aggregate have a Material Adverse Effect on Insurdata As used in this Agreement "Key Employee" shall mean employees of a Party, having a salary of $100,000 or more per year.

             (r) Related Party Transactions. Except as set forth in Section 3.1(r) of the Insurdata Disclosure Memorandum, no director, officer, Key Employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act, each a

         "Related Party") of Insurdata (i) has borrowed any monies from or has outstanding any indebtedness, liabilities or other similar obligations to Insurdata or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (A) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of Insurdata or any of its Subsidiaries, (B) engaged in a business related to the business of Insurdata or any of its Subsidiaries, or (C) participating in any transaction to which Insurdata or any of its Subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding with Insurdata or any of its Subsidiaries.

             (s) Liens. Except as set forth in Section 3.1(s) of the Insurdata Disclosure Memorandum, neither Insurdata nor any of its Subsidiaries has granted, created, or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, hypothecation, collateral assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever (collectively, the "Liens").

             (t) Operations; Insurance. Section 3.1(t) of the Insurdata Disclosure Memorandum contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance policies or agreements that insure the business, operations, or affairs of Insurdata and its Subsidiaries or affect or relate to the ownership, use, or operations of any of the assets or properties of Insurdata and its Subsidiaries. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last year except as disclosed in Section 3.1(t) of the Insurdata Disclosure Memorandum, and, to the knowledge of Insurdata or its Subsidiaries, no threat has been made to cancel any insurance policy of any of Insurdata or its Subsidiaries during such period and, to Insurdata's knowledge, there is no basis for any such cancellation. Except as set forth in Section 3.1(t) of the Insurdata Disclosure Memorandum, there are no claims that are pending under any of the insurance policies described in Section 3.1(t) of the Insurdata Disclosure Memorandum.

             (u) Board Recommendation and Shareholder Approval. The Board of Directors of Insurdata has, at a meeting duly called and held, or by the unanimous written consent in lieu of a formal meeting (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of Insurdata and has approved the same, (ii) resolved to recommend, subject to the fiduciary duties of the Board of Directors, that the shareholders of Insurdata approve this Agreement and the transactions contemplated herein, and (iii) resolved to call a special meeting of the shareholders of Insurdata to approve the Merger. The Board of Directors of Insurdata has taken all action necessary to exempt the transactions contemplated by this Agreement from (i) the operation of any "fair price," moratorium," "control share acquisition," "business combination" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute") and (ii) any restrictions or limitations set forth in the Articles of Incorporation or By-Laws of Insurdata, other than approval by the requisite shareholders of Insurdata.

             (v) Vote Required. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Insurdata Common Stock is the only vote of the holders of any class or series of Insurdata's capital stock necessary (under applicable law or otherwise) to approve the Merger and the transactions contemplated hereby.

             (w) No Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Insurdata or any of its Subsidiaries.

             (x) Questionable Payments. To the knowledge of Insurdata, no current or former director, officer, representative, agent or employee of Insurdata or any of its Subsidiaries (when acting in such capacity or otherwise on behalf of Insurdata or any of its Subsidiaries) (i) has used or is using corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (iv) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties, (v) has made any false or fictitious entries on the books and records of Insurdata or any of its Subsidiaries, (vi) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of Insurdata or any of its Subsidiaries; or (vii) made any material gift of assets or services that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of Insurdata or any of its Subsidiaries.

         3.2 Representations and Warranties of HealthAxis. Except as disclosed in the disclosure memorandum delivered by HealthAxis (the "HealthAxis Disclosure Memorandum") at or prior to the date of this Agreement (it being understood that each section of the HealthAxis Disclosure Memorandum shall list all items applicable to such section, although the inadvertent omission of an item from one section shall not be a breach of this Agreement if such item and an explanation of the nature of such item is clearly disclosed in another section of the HealthAxis Disclosure Memorandum), HealthAxis represents and warrants to Insurdata and UICI as follows:

             (a) Organization, Standing and Power. HealthAxis is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of

         Pennsylvania, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not, individually or in the aggregate, have a Material Adverse Effect on HealthAxis. HealthAxis has heretofore made available to Insurdata complete and correct copies of its Articles of Incorporation, as currently in effect as of the date of this Agreement, and its Bylaws, as currently in effect as of the date of this Agreement.

             (b) Capital Structure. As of the date of this Agreement, the authorized capital stock of HealthAxis consists of 40,000,000 shares of HealthAxis Common Stock and 5,500,000 shares of preferred stock. As of the date of this Agreement, there were (i) 16,738,811 shares of HealthAxis Common Stock issued and outstanding and (ii) 3,031,191 shares of preferred stock, par value $1.00 per share, issued and outstanding of which (i) 545,916 outstanding shares have been designated as Series A Convertible Preferred Stock (convertible into 545,916 shares of Common Stock); (ii) 625,529 outstanding shares have been designated as Series B Convertible Preferred Stock (convertible into 625,529 shares of Common Stock); (iii) 1,526,412 outstanding shares have been designated as Series C Convertible Preferred Stock (convertible into 1,526,412 shares of Common Stock); and (iv) 333,334 outstanding shares have been designated as Series D Convertible Preferred Stock (convertible into 333,334 shares of Common Stock) (collectively, the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock is referred to herein as the "HealthAxis Preferred Stock"). No shares of HealthAxis Common Stock or HealthAxis Preferred Stock are held in treasury. All outstanding shares of HealthAxis Common Stock and HealthAxis Preferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive or similar rights. As of the date of this Agreement, 3,117,096 shares of HealthAxis Common Stock are subject to issuance pursuant to the exercise of stock options (all options issued pursuant the HealthAxis Employee Stock Option Plans (defined below) are referred to herein collectively, as the "HealthAxis Options" and individually as a "HealthAxis Option") issued and outstanding under the HealthAxis Employee Stock Option Plan (the "HealthAxis Stock Option Plans") (of which 1,482,206 shares of HealthAxis Common Stock are subject to vested options), and 1,050,500 shares of HealthAxis Common Stock are subject to issuance pursuant to the exercise of outstanding warrants and 75,000 shares of HealthAxis Series D Preferred Stock are subject to issuance pursuant to the exercise of outstanding warrants. Section 3.2(b) of the HealthAxis Disclosure Memorandum sets forth the following information with respect to each HealthAxis Option outstanding as of the date hereof: (i) the particular plan pursuant to which such HealthAxis Option was granted; (ii) the name of the optionee; (iii) the number of shares of HealthAxis Common

         Stock subject to such HealthAxis Option; (iv) the exercise price of such HealthAxis Option; (v) the date on which such HealthAxis Option was granted; and (vi) the date on which such HealthAxis Option expires. HealthAxis has delivered to Insurdata accurate and complete copies of the HealthAxis Stock Option Plans and the stock option agreements evidencing all HealthAxis Options granted under the HealthAxis Stock Option Plans. Set forth in Section 3.2(b) of the HealthAxis Disclosure Memorandum is a true and complete list of the following: (i) Restricted Share Grants of shares of HealthAxis Common Stock and a total thereof, and (ii) any Change in Control Share Grants of HealthAxis to issue shares of HealthAxis Common Stock as a result of the transactions contemplated hereby and a total thereof. There are no bonds, debentures, notes or other indebtedness of HealthAxis, or assets of any other entities convertible into, or exchangeable for, securities of HealthAxis except as provided in this Section 3.2(b) or Section 3.2(b) of the HealthAxis Disclosure Memorandum. Except as set forth in this
         Section 3.2(b) or in Section 3.2(b) of the HealthAxis Disclosure Memorandum, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which HealthAxis or any HealthAxis Subsidiary is a party or by which such entity is bound, obligating HealthAxis or any HealthAxis Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, securities or other ownership interests of HealthAxis or any HealthAxis Subsidiary or obligating HealthAxis or any HealthAxis Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking or obligating HealthAxis or any HealthAxis Subsidiary to repurchase, redeem or otherwise acquire any outstanding shares of capital stock, securities or other ownership interests of HealthAxis or any HealthAxis Subsidiary. Except as set forth in Section 3.2(b) of the HealthAxis Disclosure Memorandum, there are no commitments, agreements, arrangements or undertakings of any kind to which HealthAxis or any HealthAxis Subsidiary is party, or by which such entity is bound, obligating HealthAxis or any HealthAxis Subsidiary to make any equity or similar investment in, or capital contribution to, any Person. Except as set forth in Section 3.2(b) of the HealthAxis Disclosure Memorandum, the execution, delivery and performance by HealthAxis of this Agreement and the transactions contemplated hereby will not result in the acceleration of any HealthAxis Option and HealthAxis will not take any action to cause any such acceleration.

             (c) Subsidiaries; Investments. Section 3.2(c) of the HealthAxis Disclosure Memorandum sets forth for HealthAxis and each Subsidiary of HealthAxis, its exact legal name, the jurisdiction of its incorporation or organization, its federal employer identification number, its address, telephone number and facsimile number, its directors and officers, and all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company's date of incorporation. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of HealthAxis is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. HealthAxis has heretofore made available to Insurdata complete and correct copies of the articles of incorporation (or other organizational documents) and bylaws (each as amended) of each of its Subsidiaries. Section 3.2(c) of the HealthAxis Disclosure Memorandum sets forth, as to each Subsidiary of HealthAxis, its authorized capital stock and the number of issued and outstanding shares of capital stock (or similar information with respect to any Subsidiary not organized as a corporate entity) and each owner thereof. All outstanding shares of the capital stock of the Subsidiaries of HealthAxis are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. Except as set forth on Section 3.2(c) of the HealthAxis Disclosure Memorandum, HealthAxis is the sole record and beneficial owner of all of the shares of capital stock or other ownership interests of each HealthAxis Subsidiary.

             (d) Authority; No Violations; Consents and Approvals.

                 (i) HealthAxis has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of HealthAxis. This Agreement has been duly executed and delivered by HealthAxis and assuming that this Agreement constitutes the valid and binding agreement of Insurdata, UICI and Provident, constitutes a valid and binding obligation of HealthAxis enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (C) any ruling or action of any Governmental Entity as set forth in Section 3.2(d)(iii).

                 (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by HealthAxis will not result in any Violation pursuant to (A) any provision of the Articles of Incorporation or Bylaws of HealthAxis or the comparable documents of any of its Subsidiaries or (B) except as to which requisite waivers or consents have been obtained as specifically identified in Section 3.2(d) of the HealthAxis Disclosure Memorandum and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 3.2(d) are duly and timely obtained or made, any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HealthAxis, or any of its properties or assets, except, in the case of clause (B), for such Violations which would not, individually or in the aggregate, adversely affect HealthAxis and its Subsidiaries.

                 (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from a Governmental Entity is required by or with respect to HealthAxis or any of its Subsidiaries in connection with the execution and delivery of this Agreement by HealthAxis or the consummation by HealthAxis or Insurdata of the transactions contemplated hereby, except for: (A) the filing of a pre- merger notification and report form under the HSR Act, and the expiration or termination of the applicable waiting period thereunder; (B) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the Department of State of the Commonwealth of Pennsylvania; (C) such filings as may be required by applicable federal or state securities laws; and (D) where failure to obtain consent, give or make any approval, order, or authorization of, or registration, declaration or filing with notice to, or permit from a Governmental Entity would not have a Material Adverse Effect on HealthAxis.

             (e) Government Filings. HealthAxis has made available to Insurdata a true and complete copy of each report or schedule filed by HealthAxis with any Governmental Entity.

             (f) Information Supplied. None of the information supplied or to be supplied by HealthAxis and Provident to Insurdata and UICI contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The books of account and other financial records of HealthAxis and its Subsidiaries have been maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP.

             (g) Compliance with Applicable Laws.

                 (i) Except as disclosed in Section 3.2(g) of the HealthAxis Disclosure Memorandum, the business of HealthAxis and each of its Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all material respects with such laws.

                 (ii) HealthAxis and each of its Subsidiaries owns or validly holds all Licenses which are necessary for it to own, lease or operate its properties and assets and to conduct its business as now conducted, except for such Licenses the failure to hold which would not individually or in the aggregate have a Material Adverse Effect on HealthAxis. The business of HealthAxis and each of its Subsidiaries has been and is being conducted in compliance in all material respects with all such Licenses. All such Licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of HealthAxis, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such License.

             (h) Absence of Certain Changes or Events. Since September 30, 1999, there has not been, occurred, or arisen any change, any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character with respect to the business or financial condition of HealthAxis or any of its Subsidiaries, except (i) as disclosed in
         Section 3.2(h) of the HealthAxis Disclosure Memorandum and (ii) for events in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, result in a Material Adverse Effect on HealthAxis.

             (i) Financial Statements; No Material Undisclosed Liabilities. The consolidated financial statements of HealthAxis dated at September 30, 1999 have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in accordance with the applicable requirements of GAAP, the consolidated financial position of its Subsidiaries, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). HealthAxis has no Subsidiaries which are not consolidated for accounting purposes. Since September 30, 1999, neither HealthAxis nor any of its Subsidiaries has incurred any liabilities, except: (i) liabilities arising in the ordinary course of business consistent with past practice, which individually or in the aggregate would not have a Material Adverse Effect on HealthAxis; (ii) as specifically and individually reflected in Section 3.2(i) of the HealthAxis Disclosure Memorandum; or (iii) other liabilities, which, individually or in the aggregate, together with those liabilities referenced in subparagraphs
         (i) and (ii), would not have a Material Adverse Effect on HealthAxis.

             (j) Litigation. Except as set forth on Section 3.2(j) of the HealthAxis Disclosure Memorandum, (A) there is no suit, action, investigation, arbitration or proceeding pending or, to the knowledge of HealthAxis, threatened against or affecting HealthAxis or any of its Subsidiaries, at law or in equity, before any person and (B) there is no writ judgment, decree, injunction, rule or similar order of any Governmental Entity or arbitrator outstanding against HealthAxis or any of its Subsidiaries.

             (k) Taxes. Except as set forth in Section 3.2(k) of the HealthAxis Disclosure Memorandum:

                 (i) HealthAxis and each of its Subsidiaries has (x) duly and timely filed (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid or there have been paid on their behalf all Taxes shown to be due on such Returns.

                 (ii) Each of HealthAxis and its Subsidiaries has properly accrued on its respective financial statements all Taxes due for which HealthAxis or its Subsidiaries may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of an affiliated group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). Each of HealthAxis and its Subsidiaries has established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

                 (iii) Each of HealthAxis and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, and has, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws, or such amount are held in separate bank accounts for such purpose.

                 (iv) There are no Liens for Taxes upon the assets or properties of HealthAxis or any of its Subsidiaries except for statutory liens for current Taxes not yet due.

                 (v) Neither HealthAxis nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed.

                 (vi) Based upon HealthAxis' knowledge, Audits exist with regard to any Taxes or Tax Returns of HealthAxis or any of its Subsidiaries and there has not been received any written notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to HealthAxis or any of its Subsidiaries or any Tax

         Return filed by or with respect to HealthAxis or any of its Subsidiaries No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations or HealthAxis or its Subsidiaries which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined or (ii), by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined.

                 (vii) None of HealthAxis and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of HealthAxis and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Provident) or (B) has any liability for the Taxes of any other party (other than any of HealthAxis and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

             (l) Pension And Benefit Plans; ERISA.

                 (i) Section 3.2(l)(i) of the HealthAxis Disclosure Memorandum sets forth a complete list of all (A) "employee benefit plans" as defined in sections 3(3) of the ERISA; and (B) all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan as defined in section 3(3) of ERISA, and (C) any employment agreement or consulting agreement, which HealthAxis, or any of its Subsidiaries or any trade or business, whether or not incorporated, that together with HealthAxis or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "HealthAxis ERISA Affiliate"), maintains, is a party to, participates in or with respect to which has any liability or contingent liability (such plans and arrangements referred to as the "HealthAxis Benefit Plans").

                 (ii) With respect to each HealthAxis Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to HealthAxis: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent IRS determination letter or request therefor; and (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112), if any; and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied. In the case of any HealthAxis Employee

         Benefit Plan which is not in written form, Insurdata has been supplied with an accurate description of such HealthAxis Benefit Plan as in effect on the date hereof.

                 (iii) Except as set forth in Section 3.2(l)(iii) of the HealthAxis Disclosure Memorandum, HealthAxis Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received favorable determination letters from the Internal Revenue Service which cover all applicable law for which the remedial amendment period (within the meaning of Section 401(b) of the Code and applicable regulations) has expired; neither HealthAxis nor any of its respective HealthAxis ERISA Affiliates is aware of any event or circumstance that could reasonably be expected to result in the failure of such HealthAxis Benefit Plan or its related trust to be so qualified; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

                 (iv) Except as set forth in Section 3.2(l)(iv) of the HealthAxis Disclosure Memorandum, the HealthAxis Benefit Plans have been maintained and administered in all respects in accordance with their terms and applicable laws, and no event has occurred which will or could cause any such HealthAxis Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

                 (v) Except as disclosed in Section 3.2(l)(v) of the HealthAxis Disclosure Memorandum, there are no pending or, to the knowledge of HealthAxis, threatened actions, claims or proceedings against or relating to any HealthAxis Benefit Plan other than routine benefit claims by persons entitled to benefits thereunder. There are no investigations or audits of or relating to any HealthAxis Benefit Plan. HealthAxis has no knowledge of any facts which could form the basis of any such investigation or audit.

                 (vi) Except as disclosed in Section 3.2(l)(vi) of the HealthAxis Disclosure Memorandum and as otherwise provided in Section 2.3, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee (current, former or retired) of HealthAxis, (B) increase any benefits under any HealthAxis Benefit Plan, or (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

                 (vii) HealthAxis has no knowledge of any oral or written statement made by or on behalf of HealthAxis or a HealthAxis ERISA Affiliate regarding any HealthAxis Benefit Plan that was not in accordance with such Benefit Plan.

                 (viii) Actuarially adequate accruals for all obligations under the HealthAxis Benefit Plans are reflected in the financial statements of HealthAxis and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

                 (ix) Except as described in Section 3.2(l)(ix) of the HealthAxis Disclosure Memorandum, there have been no acts or omissions by HealthAxis which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which HealthAxis or any HealthAxis ERISA Affiliate may be liable.

                 (x) Except as described in section 3.2(l)(x) of the HealthAxis Disclosure Memorandum, none of the payments payable under the HealthAxis Benefit Plans would as a result of the Merger, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

                 (xi) No HealthAxis Benefit Plan is subject to Title IV of
         ERISA.

                 (xii) None of HealthAxis nor any HealthAxis ERISA Affiliate contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in section 3(37) of ERISA).

                 (xiii) There has been no act or omission that would impair the ability of Insurdata and the HealthAxis ERISA Affiliates (or any successor thereto) to unilaterally amend or terminate any HealthAxis Benefit Plan.

                 (xiv) Except as described in Section 3.2(l)(xiv) of the HealthAxis Disclosure Memorandum, there are no self-insured HealthAxis Benefit Plans. Except as described in Section 3.2(l)(xiv) of the HealthAxis Disclosure Letter, with respect to each self-insured HealthAxis Benefit Plan, HealthAxis and/or its Subsidiaries maintains a reserve of no less than twenty-five percent (25%) of the aggregate claims paid with respect to the most recently completed plan year.

                 (xv) Except as set forth in Section 3.2(1)(xv) of the HealthAxis Disclosure Memorandum, each HealthAxis Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded. Except as set forth in
         Section 3.2(1)(xv) of the HealthAxis Disclosure Memorandum, each HealthAxis Benefit Plan is fully funded to the extent that a benefit has accrued thereunder or that an account balance is maintained on behalf of an Employee notwithstanding whether, under the terms of such Plan or as permitted by applicable law, such Plan is not required to be funded.

             (m) Labor Matters.

                 (i) Except as set forth in Section 3.2(m) of the HealthAxis Disclosure Memorandum, (A) neither HealthAxis nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and no employees of HealthAxis or any of its Subsidiaries are represented by any labor organization; (B) within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of HealthAxis, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (C) within the preceding three years, to the knowledge of HealthAxis, there have been no organizing activities involving HealthAxis or any of its Subsidiaries with respect to any group of employees of HealthAxis or any of its Subsidiaries.

                 (ii) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving HealthAxis or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of HealthAxis, threatened in writing by or on behalf of any employee or group of employees of HealthAxis or any of its Subsidiaries. Each of HealthAxis and its Subsidiaries relations with its employees are currently on a good and normal basis.

                 (iii) HealthAxis and each of its Subsidiaries is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN Act, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where non compliance would not individually or in the aggregate adversely affect HealthAxis and its Subsidiaries taken as a whole in any material respect.

             (n) Environmental Matters.

                 (i) Except as set forth in Section 3.2(n) of the HealthAxis Disclosure Memorandum:

                     (A) The operations of HealthAxis and each of its
                         Subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except for such noncompliance which would not individually or in the aggregate have a Material Adverse Effect on HealthAxis and its Subsidiaries;

                     (B) Neither HealthAxis nor any of its Subsidiaries is
                         subject to any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (x) Environmental Laws, (y) Remedial Action or (z) any Release or threatened Release of a Hazardous Material;

                     (C) Neither HealthAxis nor any of its Subsidiaries has
                         received any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

                     (D) No judicial or administrative proceedings or
                         governmental investigations are pending or, to the knowledge of HealthAxis, threatened against HealthAxis or any of its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law; and

                     (E) No environmental approvals, clearances or consents are required under applicable law from any governmental entity or authority in order to consummate the transactions contemplated herein.

                 (ii) This Section 3.2(n) sets forth the sole representations and warranties of HealthAxis with respect to Environmental Laws.

             (o) Property and Assets.

                 (i) Section 3.2(o)(i) of the HealthAxis Disclosure Memorandum sets forth all of the real property owned in fee by HealthAxis and its Subsidiaries. HealthAxis or its Subsidiaries have good and marketable title to each parcel of real property owned by them free and clear of all Liens, except as otherwise set forth in Section 3.2(o)(i) of the HealthAxis Disclosure Memorandum.

                 (ii) Each of the Real Property Leases under which HealthAxis or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property is valid, binding and in full force and effect, all rent and other sums and charges payable by HealthAxis or any of its Subsidiaries as a tenant thereunder are current, and no termination event or condition or uncured default of a material nature on the part of HealthAxis or any of its Subsidiaries or, to HealthAxis' knowledge, the landlord, exists under any Real Property Lease. HealthAxis and its Subsidiaries have a good and valid leasehold interest in each parcel of real property leased by them free and clear of all Liens, except as otherwise set forth in Section 3.2(o)(ii) of the HealthAxis Disclosure Memorandum. Except as set forth in Section 3.2(o)(ii) of the HealthAxis Disclosure Memorandum, all real property used or occupied by HealthAxis or any HealthAxis Subsidiary is structurally sound and in good condition, normal wear and tear excepted, and is sufficient for its current uses and the operations and business of HealthAxis and its Subsidiaries as presently conducted.

                 (iii) Except as set forth in Section 3.2(o)(iii) of the HealthAxis Disclosure Memorandum, HealthAxis and its Subsidiaries own good and indefeasible title to, or have a valid leasehold interest in or a valid right under contract to use, all tangible personal property that is used in the conduct of their business, free and clear of any Liens, except for any mechanics or similar statutory liens arising in the ordinary course of business. All such tangible personal property is in good operating condition and repair (normal wear and tear excepted) and is suitable for its current uses and the operations and business of HealthAxis and its Subsidiaries as presently conducted.

             (p) Intellectual Property.

                 (i) Section 3.2(p) of the HealthAxis Disclosure Memorandum sets forth, for the Intellectual Property owned by HealthAxis or any of its Subsidiaries, a complete and accurate list of all U.S. and foreign (a) Patents and Patent Applications; (b) Trademarks; (c) Copyright registrations and mask work, Copyright and mask work applications, and material unregistered Copyrights. Section 3.2(p) of the HealthAxis Disclosure Memorandum lists all Software (other than readily available commercial software programs) which are owned, licensed, leased, by HealthAxis or any of its Subsidiaries, and identifies which Software is owned, licensed, or leased, as the case may be, and, for all HealthAxis Software, provides a product description of the HealthAxis Software, the language in which it was written and the types of hardware platforms on which it runs.

                 (ii) Section 3.2(p) of the HealthAxis Disclosure Memorandum sets forth a complete and accurate list of all agreements, enforceable understandings and enforceable commitments (whether oral or written, and whether between HealthAxis or any of its Subsidiaries and third parties or inter-corporate) to which HealthAxis or any of its Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property, or (ii) restricting HealthAxis' or any of its Subsidiaries' rights to use any Intellectual Property, including License Agreements. The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Neither HealthAxis nor any of its Subsidiaries has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements and there are no exclusive License Agreements for HealthAxis Software or other Intellectual Property owned by HealthAxis and its Subsidiaries. No royalties, honoraria or other fees are payable by HealthAxis or any of its Subsidiaries to any third parties for the use of or right to use any Intellectual Property except, pursuant to the License Agreements.

                 (iii) Except as set forth on Section 3.2(p) of the HealthAxis Disclosure Memorandum:

                     (A) HealthAxis or one of its Subsidiaries owns, or has a
                         valid right to use, free and clear of all Liens, all of the Intellectual Property necessary to permit the operation of HealthAxis and its Subsidiaries as presently conducted and as proposed to be conducted. HealthAxis or one of its Subsidiaries is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Section 3.2(p) of the HealthAxis Disclosure Memorandum.

                     (B) All of such HealthAxis Software and other Intellectual
                         Property were created as a work for hire (as defined under U.S. copyright law) for HealthAxis or its Subsidiaries. To the extent that any author or developer of any HealthAxis Software or other Intellectual Property was not a regular full-time salaried employee of HealthAxis or its Subsidiaries at the time such person contributed to such HealthAxis Software or other Intellectual Property, such author or developer has executed agreements assigning to HealthAxis or its Subsidiaries all of such HealthAxis Software and Intellectual Property developed by such author or developer.

                     (C) The Intellectual Property owned by HealthAxis or any of its Subsidiaries and, to the knowledge of HealthAxis and its Subsidiaries, any Intellectual Property used by HealthAxis or any of its Subsidiaries, is subsisting, in full force and effect, and has not been canceled, expired, or abandoned, and is valid and enforceable.

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

                     (D) There is no pending or, to the knowledge of HealthAxis and its Subsidiaries, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (i) involving the Intellectual Property owned by HealthAxis or any of its Subsidiaries, or to the knowledge of HealthAxis and its Subsidiaries, the Intellectual Property licensed to HealthAxis or any of its Subsidiaries or (ii) alleging that the activities or the conduct of HealthAxis' or any of its Subsidiaries' business does nor will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by HealthAxis or any of its Subsidiaries. There are no settlements, forebearances to use, consents, judgments, or orders or similar obligations other than the License Agreements which (a) restrict HealthAxis' or any of its Subsidiaries' rights to use any Intellectual property, (b) restrict HealthAxis' or any Subsidiaries' business in order to accommodate a third party's intellectual property rights or (c) permit third parties to use any Intellectual Property owned or controlled by HealthAxis or any of its Subsidiaries.

                     (E) No other Software, other than ordinary upgrades to the
                         HealthAxis Software, is used to operate the business of HealthAxis and its Subsidiaries as presently conducted. To the best knowledge of HealthAxis, no rights of any third party are necessary to market, license, sell, modify, update, and/or create derivative works for the HealthAxis Software listed at Section 3.2(p) of the HealthAxis Disclosure Memorandum as presently and contemplated to be marketed, licensed, sold, modified, updated and/or created by HealthAxis.

                     (F) HealthAxis and its Subsidiaries maintains
                         machine-readable master-reproducible copies of the object and executable code, master reproducible copies of the source code listings, technical documentation and user manuals for the most current releases or versions of the HealthAxis Software and for all earlier releases or versions thereof currently being supported by HealthAxis and its

                         Subsidiaries; in each case, the machine-readable copy of the object and executable code substantially conforms to the corresponding source code listing from which it was compiled; the HealthAxis Software is written in the language as set forth Section 3.2(p) of the HealthAxis Disclosure Memorandum, for use on the hardware set forth at Section 3.2(p) of the HealthAxis Disclosure Memorandum with standard operating systems; the HealthAxis Software can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems; in each case, each component of the HealthAxis Software that creates, accepts, displays, stores, retrieves, accesses, recognizes, distinguishes, compares, sorts, manipulates, processes, calculates or otherwise uses dates or date-related data will do so accurately, without operating defects, using dates in the twentieth and twenty-first centuries, and will not be adversely affected by the advent of the year 2000, the advent of any leap year, the advent of the twenty-first century, or the transition from the twentieth century through the year 2000 and into the twenty-first century, provided that all hardware and operating software in connection with which the HealthAxis Software is used perform in such a manner; with respect to the hardware and third party application and operating software with which the HealthAxis Software is used, HealthAxis and its Subsidiaries have received written assurances from the hardware manufacturers and third party software licensors that this hardware and software is Y2K Compliant and such hardware and software have successfully completed Y2K Compliance testing administered by or on behalf of HealthAxis and its Subsidiaries, to the knowledge of HealthAxis and its Subsidiaries the HealthAxis Software does not contain any unauthorized code such as a virus, Trojan horse, worm, or other software routine designed to permit unauthorized access to disable, erase or otherwise harm the HealthAxis Software, hardware or data automatically, with the passage of time, or under the control of a person other than the Merger Parties. The twenty-first century will be deemed to commence on January 1, 2001.

                     (G) HealthAxis and its Subsidiaries have taken reasonable
                         precautions to test for and prevent unauthorized codes such as viruses, Trojan horses, worms, or other software routines designed to permit unauthorized access to disable, erase or otherwise harm the HealthAxis Software with the passage of time, or under the control of a person other than HealthAxis or its Subsidiaries. No export control licenses are necessary for the HealthAxis Software in order to permit the operation of the business of HealthAxis and its Subsidiaries as presently conducted.

                     (H) The conduct of HealthAxis' and its Subsidiaries'
                         business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the knowledge of HealthAxis and its Subsidiaries, no third party is misappropriating, infringing, or violating any Intellectual Property owned or used by HealthAxis or any of its Subsidiaries and no such claims, suits, arbitrations or other adversarial proceedings have been brought against any third party by HealthAxis or any of its Subsidiaries which remain unresolved.

                     (I) HealthAxis and each of its Subsidiaries take reasonable measures to protect the confidentiality of and all proprietary rights in its Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the knowledge of HealthAxis and its Subsidiaries, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of HealthAxis and its Subsidiaries, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof.

                     (J) No current or former partner, director, officer, or
                         employee of HealthAxis or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights in or to (including, but not limited to, the right to royalty payments) any of the Intellectual Property owned, marketed, used or under development by HealthAxis and its Subsidiaries.

                 (iv) The consummation of the transactions contemplated hereby will not result in the loss or impairment of HealthAxis' or any of its Subsidiaries' rights to own or use any of the Intellectual Property, nor will it require the consent of any governmental authority or third party in respect of any such Intellectual Property.

             (q) Material Contracts. Section 3.2(q) of the HealthAxis Disclosure Memorandum contains a true and complete list of each of the following written or oral Contracts in effect as of the date of this Agreement (true and complete copies of any written Contract or summaries in writing describing any oral Contract of which have been made available to Insurdata) to which HealthAxis or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may be bound (each of which is a "HealthAxis Material Contract"):

                 (i) all employment, agency (other than insurance agency), consultation, or representation Contracts or other Contracts of any type (including without limitation loans or advances) with any present officer, director, Key Employee (as defined below), agent (other than an insurance agent), consultant, or other similar representative of HealthAxis or any of its Subsidiaries (or former officer, director, Key Employee, agent (other than an insurance agent), consultant or similar representative of HealthAxis or any of its Subsidiaries if there exists any present or future liability with respect to such Contract);

                 (ii) all Contracts relating to the borrowing of money by HealthAxis, relating to the deferred purchase price for property or services, or relating to the direct or indirect guarantee by HealthAxis or any of its Subsidiaries of any liability;

                 (iii) all Contracts pursuant to which HealthAxis or any of its Subsidiaries has agreed to indemnify or hold harmless any person or entity (other than indemnifications or hold harmless covenants in the ordinary course of business and consistent with past practice);

                 (iv) all leases or subleases of real property used in the business, operations, or affairs of HealthAxis or any of its Subsidiaries;

                 (v) all Contracts under which any rights in and/or ownership of any material software products, technology or other intangible property of HealthAxis or its Subsidiaries was acquired; and

                 (vi) any other Contract requiring the payment of at least $250,000 or which cannot be terminated upon 60 days or less notice.

Each Contract disclosed or required to be disclosed in Section 3.2(q) of the HealthAxis Disclosure Memorandum is in full force and effect and constitutes a legal, valid and binding obligation of HealthAxis or any of its Subsidiaries to the extent any such entity is a party thereto and, to the knowledge of HealthAxis, each other party thereto. Neither HealthAxis nor any of its Subsidiaries has received from any other party to such Contract any written notice of termination or intention to terminate or not to honor the terms of such Contract, or to the knowledge of HealthAxis, any oral notice of termination or intention to terminate or not to honor the terms of such Contract. Except as set forth in Section 3.2(q) of the HealthAxis Disclosure Memorandum, neither HealthAxis nor any of its Subsidiaries nor, to the knowledge of HealthAxis, any other party to such Contract is in violation or breach of or default under any such Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract), which violations, breach or default would individually or in the aggregate have a Material Adverse Effect on HealthAxis.

             (r) Related Party Transactions. Except as set forth in Section 3.2(r) of the HealthAxis Disclosure Memorandum, no Related Party of HealthAxis (i) has borrowed any monies from or has outstanding any indebtedness, liabilities or other similar obligations to HealthAxis or any of its Subsidiaries; (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (A) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of HealthAxis or any of its Subsidiaries, (B) engaged in a business related to the business of HealthAxis or any of its Subsidiaries, or (C) participating in any transaction to which HealthAxis or any of its Subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding with HealthAxis or any of its Subsidiaries.

             (s) Liens. Except as set forth in Section 3.2(s) of the HealthAxis Disclosure Memorandum, neither HealthAxis nor any of its Subsidiaries has granted, created, or suffered to exist with respect to any of its assets, any Liens.

             (t) Operations; Insurance. Section 3.2(t) of the HealthAxis Disclosure Memorandum contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance policies or agreements that insure the business, operations, or affairs of HealthAxis and its Subsidiaries or affect or relate to the ownership, use, or operations of any of the assets or properties of HealthAxis and its Subsidiaries. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last year except as disclosed in Section 3.2(t) of the HealthAxis

         Disclosure Memorandum, and, to the knowledge of HealthAxis or its Subsidiaries, no threat has been made to cancel any insurance policy of any of HealthAxis or its Subsidiaries during such period and, to HealthAxis's knowledge, there is no basis for any such cancellation. Except as set forth in Section 3.2(t) of the HealthAxis Disclosure Memorandum, there are no claims that are pending under any of the insurance policies described in Section 3.2(t)of the HealthAxis Disclosure Memorandum.

             (u) Board Recommendation. The Board of Directors of HealthAxis, at a meeting duly called and held or by unanimous written consent, has by the requisite vote of directors determined that this Agreement and the transactions contemplated hereby (including any amendment to the Articles of Incorporation or Bylaws of HealthAxis and the authorization of any increase in the number of shares of HealthAxis Common Stock authorized to be issued and any class of HealthAxis Preferred Stock) are fair to and in the best interests of the shareholders of HealthAxis be and has approved the same, and resolved to recommend that the shareholders of HealthAxis approve this Agreement and the transactions contemplated herein. The Board of Directors of HealthAxis has taken all action necessary to exempt the transactions contemplated by this Agreement from (i) the operation of any "fair price," "moratorium," "control share acquisition," "business combination" or any other Takeover Statute and (ii) any restrictions or limitations set forth in the Articles of Incorporation or Bylaws of HealthAxis, other than approval by the requisite shareholders of HealthAxis.

             (v) Vote Required. The affirmative vote of the holders of a majority of HealthAxis Common Stock and of a majority of each class of HealthAxis Preferred Stock are the only votes of the holders of any class or series of HealthAxis' capital stock necessary under applicable law or otherwise, to approve the Merger and the other transactions contemplated hereby on the part of HealthAxis.

             (w) No Brokers. Except for BancBoston Robertson Stephens (whose fee shall not exceed the amount set forth on Section 3.2(w) of the HealthAxis Disclosure Memorandum), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of HealthAxis or any of its Subsidiaries.

             (x) Questionable Payments. To the knowledge of HealthAxis, no current or former director, officer, representative, agent or employee of HealthAxis or any of its Subsidiaries (when acting in such capacity or otherwise on behalf of HealthAxis or any of its Subsidiaries) (i) has used or is using corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (iii) has violated or is violating

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

         any provision of the Foreign Corrupt Practices Act of 1977, (iv) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties, (v) has made any false or fictitious entries on the books and records of HealthAxis or any of its Subsidiaries, (vi) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of HealthAxis or any of its Subsidiaries; or (vii) made any material gift of assets or services that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of HealthAxis or any of its Subsidiaries.

             (y) Offerings. The disclosure documents, if any, and all other information, in writing or otherwise, provided to prospective purchasers in the offering by HealthAxis of its securities on the terms and conditions set forth on Schedule 3 hereto (the "HealthAxis Offering") and the offering by HealthAxis of its securities on the terms and conditions set forth on Schedule 4 hereto (the "Provident Offering"), the proceeds of which are being funded prior to or contemporaneously with the execution and delivery of this Agreement, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The offering and sale of the securities in the HealthAxis Offering and the Provident Offering will not be required to be registered under Section 5 of the Securities Act of 1933, as amended, or under applicable state securities laws and otherwise has been and will be made in compliance with all applicable federal and state securities laws.

         3.3 Representations and Warranties of UICI. UICI represents and warrants to HealthAxis and Provident as follows:

             (a) Organization, Standing and Power. UICI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not individually or in the aggregate have a Material Adverse Effect on UICI. UICI is the record and beneficial owner of a majority of the issued and outstanding shares of capital stock of Insurdata.

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

             (b) Authority; No Violations; Consents and Approvals.

                 (i) UICI has all requisite corporate power and authority to enter into this Agreement (including the agreements attached as Exhibits to this Agreement to which it is a party) and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement (including the agreements attached as Exhibits to this Agreement to which it is a party) and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UICI and, assuming that this Agreement constitutes the valid and binding agreement of HealthAxis and Provident, constitutes a valid and binding obligation of UICI enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
         (C) any ruling or action of any Governmental Entity as set forth in this Article III.

                 (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by UICI will not conflict with, or result in any Violation pursuant to, (A) any provision of the Articles of Incorporation or Bylaws of UICI or the comparable documents of any of its Subsidiaries (other than Insurdata) or (B) any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statue, law, ordinance, rule or regulation applicable to UICI, or any of its properties or assets, except, in the case of clause (B), for such Violations which would not, individually or in the aggregate, materially and adversely affect the ability of UICI to consummate the transactions contemplated hereby.

                 (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity is required by or with respect to UICI or any of its Subsidiaries (other than Insurdata) in connection with the execution and delivery of this Agreement by UICI or the consummation by UICI of the transactions contemplated hereby, except for: (A) the filing of a pre-merger notification and report form under the HSR Act, and the expiration or termination of the applicable waiting period thereunder; (B) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the Department of State of the Commonwealth of Pennsylvania; (C) such filings as may be required by applicable federal or state securities laws; and (D) where the failure to obtain, give or make consent, approval, order, or authorization of, or registration, declaration or filing with, notice to, or permit from a Government Entity would not materially and adversely affect the ability of the Parties to consummate the transactions contemplated hereby.

             (c) Insurdata Tax Representations. To the best knowledge of UICI, the representations of Insurdata in Section 3.1(k) are correct and complete.

         3.4 Representations and Warranties of Provident. Provident represents and warrants to Insurdata and UICI as follows:

             (a) Organization, Standing and Power. Provident is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not individually or in the aggregate have a Material Adverse Effect on Provident. Provident is the record and beneficial owner of a majority of the issued and outstanding shares of HealthAxis Common Stock.

             (b) Authority; No Violations; Consents and Approvals.

                 (i) Provident has all requisite corporate power and authority to enter into this Agreement (including the agreements attached as Exhibits to this Agreement to which it is a party) and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement (including the agreements attached as Exhibits to this Agreement to which it is a party) and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Provident (including the receipt of an opinion of HealthAxis's financial advisor to the effect that the consideration to be paid in the Merger is fair from a financial point of view) and, assuming that this Agreement constitutes the valid and binding agreement of HealthAxis and Provident, constitutes a valid and binding obligation of Provident enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (C) any ruling or action of any Governmental Entity as set forth in this Article III.

                 (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Provident will not conflict with, or result in any Violation pursuant to, (A) any provision of the Articles of Incorporation or Bylaws of Provident or the comparable documents of any of its

         Subsidiaries (other than HealthAxis) or (B) any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statue, law, ordinance, rule or regulation applicable to Provident, or any of its properties or assets, except, in the case of clause (B), for such Violations which would not individually or in the aggregate materially and adversely affect the ability of Provident to consummate the transactions contemplated hereby.

                 (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity is required by or with respect to Provident or any of its Subsidiaries (other than HealthAxis) in connection with the execution and delivery of this Agreement by Provident or the consummation by Provident of the transactions contemplated hereby, except for: (A) the filing of a pre-merger notification and report form under the HSR Act, and the expiration or termination of the applicable waiting period thereunder; (B) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the Department of State of the Commonwealth of Pennsylvania; (C) such filings as may be required under applicable federal or state securities laws; and (D) where the failure to obtain consent, approval, order, or authorization of, or registration, declaration or filing with, notice to, or permit from a Government Entity would not materially and adversely affect the ability of the Parties to consummate the transactions contemplated hereby.

             (c) HealthAxis Tax Representations. To the best knowledge of Provident, the representations of HealthAxis in Section 3.2(k) are correct and complete.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 Covenants of Insurdata and HealthAxis. During the period from the date of this Agreement and continuing until the earlier of (i) the Effective Time or (ii) the termination of this Agreement pursuant to Article VII, both Insurdata and HealthAxis agree (and have caused their respective Subsidiaries to agree) as follows (except to the extent that HealthAxis or Insurdata, as the case may be, shall consent in writing, which consent shall not be unreasonably withheld or delayed):

             (a) Ordinary Course. Each Merger Party will (and will cause each of its Subsidiaries to) conduct its business only in the ordinary course and consistent with past practices. Without limiting the generality of the foregoing and except as expressly provided herein:

                 (i) Each Merger Party will use (and will cause each of its Subsidiaries to use) reasonable best efforts to (A) maintain in full force and effect all Material

         Contracts, except those which expire in accordance with their terms and
         (B) maintain all Licenses, qualifications, and authorizations of the Merger Parties to do business in each jurisdiction in which it is so licensed, qualified, or authorized, except in the case of (A) and (B) above where it is determined in good faith by the Board of Directors of the Merger Party that the maintenance of any such Material Contract or License, qualification or authorization is no longer necessary or advisable for the conduct of business of such Merger Party as presently conducted or as proposed to be conducted after the Effective Time, after consultation with the other Merger Party.

                 (ii) Each Merger Party will (and will cause each of its Subsidiaries to) in all material respects (A) maintain all its assets and properties in good working order and condition (ordinary wear and tear excepted), and (B) continue all current marketing and selling activities relating to its business, operations and affairs, except where it is determined in good faith by the Board of Directors that such assets, properties or marketing or selling activities are no longer necessary or advisable for the conduct of business of such Merger Party as presently conducted or as proposed to be conducted after the Effective Time, after consultation with the other Merger Party.

                 (iii) Each Merger Party will (and will cause each of its Subsidiaries to) maintain its books and records in the usual manner and consistent with past practice and will not permit a material change in any underwriting, investment, actuarial, financial reporting, tax, or accounting practice or policy or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, insurance, or other reserve for financial reporting purposes or for other accounting purposes (including any practice, policy, assumption, or method relating to or affecting the determination of its insurance in force, premium or investment income, reserves or other similar amounts, or operating ratios with respect to expenses, losses or lapses).

                 (iv) Each Merger Party will (and will cause each of its Subsidiaries to) (A) prepare properly and to file duly and validly all Tax Returns required to be filed prior to the Closing Date with the appropriate taxing authority, (B) pay duly and fully all Taxes which are due with respect to the periods covered by such Tax Returns or otherwise levied or assessed upon such entity or any of its assets or properties, and to withhold or collect and pay to the proper taxing authorities all Taxes that such entity is required to so withhold or collect and pay, unless such taxes are being contested in good faith and (C) provide the other Merger Party with copies of all federal income tax returns and all material state income tax returns as soon as practicable after the preparation, but prior to the filing, thereof. Each Merger Party agrees not to make or permit to be made (and will prohibit its Subsidiaries from making) without the written consent of the other Merger Party any tax election or settle or compromise any income tax liability that may reasonably be expected to be material to the Merger Parties and their respective Subsidiaries taken as a whole.

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                 (v) Insurdata will (and will cause each of its Subsidiaries to)
         use its reasonable best efforts to maintain in full force and effect substantially the same levels of insurance coverage as is afforded under the insurance coverage described in Section 3.1(t) of the Insurdata Disclosure Memorandum and HealthAxis will (and will cause each of its Subsidiaries to) use its reasonable best efforts to maintain in full force and effect substantially the same levels of insurance coverage as is afforded under the insurance coverage described in Section 3.2(t) of the HealthAxis Disclosure Memorandum.

                 (vi) Each Merger Party will (and will cause each of its Subsidiaries to) continue to comply in all material respects with all laws applicable to its business, operations or affairs.

                 (vii) Each Merger Party shall not (and shall cause each of its Subsidiaries to not): (A) except in the ordinary course of business consistent with past practice or as may be required pursuant to any agreement entered into prior to the date hereof, grant any increases in the compensation of any of its directors, officers or Key Employees;
         (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required to be paid prior to the Effective Time by any of the existing Benefit Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (C) enter into any new, or amend, modify or grant any consent or waiver with respect to any existing, employment, retention or severance or termination agreement with any director, officer or employee; or (D) become obligated under any new benefit plan, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder.

                 (viii) Each Merger Party shall not (and shall cause each of their respective Subsidiaries to not) assume or incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Merger Parties or any of their respective Subsidiaries or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease) or create any Liens on the property of the Merger Parties or any of their respective Subsidiaries in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another person.

                 (ix) Each Merger Party shall not (and shall cause each of its respective Subsidiaries to not) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the

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         payment, discharge or satisfaction, in the ordinary course of business consistent with past practice. Neither Merger Party shall effect (and shall prohibit each of their respective Subsidiaries from effecting) any settlements of any legal proceedings without the prior written consent (such consent not to be unreasonably withheld) of the other Merger Party.

                 (x) Except for any transactions contemplated by this Agreement, neither Merger Party shall, nor shall either Merger Party permit any Subsidiary to, enter into any agreement or arrangement with any Related Party, other than wholly owned Subsidiaries.

                 (xi) Each Merger Party will (and shall cause each of its respective Subsidiaries to), (i) conduct its business in a diligent manner, (ii) not make any material changes in its business practices and (iii) use its reasonable best efforts to preserve its business organization intact, keeping available the services of its current officers, employees, agents and representatives, and maintaining the goodwill of its customers, suppliers and other persons with which it has business relations.

             (b) Dividends; Changes in Stock. Neither of the Merger Parties nor any of their respective Subsidiaries shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) repurchase or otherwise acquire any shares of its capital stock, except as required by the terms of any employee benefit plan as in effect on the date of this Agreement.

             (c) Issuance of Securities. Neither of the Merger Parties nor any of their respective Subsidiaries shall (i) except in the ordinary course of business consistent with past practices pursuant to its respective Stock Option Plans, grant any options, warrants or rights, to purchase shares of its capital stock, (ii) amend the terms of or reprice any warrant or option currently outstanding or amend the terms of the stock option plans currently in existence, or (iii) except as expressly provided in this Agreement, issue, deliver or sell, or pledge or otherwise encumber any shares of its capital stock, or authorize or propose to issue, deliver or sell, any shares of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities, or agree to do any of the foregoing, other than the issuance of shares and capital stock upon the exercise of options or warrants that are outstanding on the date of this Agreement.

             (d) No Acquisitions; No Subsidiaries. Neither Merger Party nor any Subsidiary of such Merger Party shall merge or consolidate with, or acquire any equity interest in, any corporation, partnership, association or other business organization, or enter into an agreement with respect thereto. Neither Merger Party nor any Subsidiary of

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         such Merger Party shall (i) acquire or agree to acquire any assets of any corporation, partnership, association or other business organization or division thereof, except for the purchase of inventory and supplies in the ordinary course of business, (ii) begin to engage in any new type of business or (iii) create any Subsidiary.

             (e) No Dispositions. Other than dispositions set forth in Section 4.1(e) of the applicable Disclosure Memorandum of a Merger Party and dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to such party, neither Merger Party nor any Subsidiary of such Merger Party shall sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its properties.

             (f) Maintenance of Existence; No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, each Merger Party shall (and shall cause each of its respective Subsidiaries to) maintain its existence and good standing in their respective jurisdictions of incorporation or organization and neither Merger Party nor any of their respective Subsidiaries shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such entity.

         4.2 Actions of Parties. Except as contemplated or permitted by this Agreement, no Party shall authorize, take or agree or commit to (and shall cause each of its respective Subsidiaries to take or commit or agree to) take any action that is reasonably likely to result in any of the representations or warranties hereunder being untrue in any material respect or in any of the covenants hereunder or any of the conditions to the Merger not being satisfied in all material respects.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Securities Offering. Prior to or contemporaneously with the execution and delivery of this Agreement, HealthAxis shall have completed the HealthAxis Offering and the Provident Offering, all upon the terms and conditions set forth on Schedule 3 and Schedule 4 to this Agreement, respectively.

         5.2 Contract and Regulatory Approvals. The Parties will use (and will cause each of their respective Subsidiaries to use) their reasonable best efforts to obtain as promptly as practicable (a) all approvals and consents required of any person or entity under all Contracts to which any Party or any of its Subsidiaries is a party to consummate the transactions contemplated hereby, and (b) all approvals, authorizations, and clearances of Governmental Entities required of any Party and each of its Subsidiaries to consummate the transactions contemplated hereby. The Parties will, and will cause each of its Subsidiaries to, (i) provide such

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other information and communications to such Governmental Entities as any other
Party or such authorities may reasonably request, and (ii) cooperate with any Party in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of any other Party to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, the Parties shall use their reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any federal, state or local statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the HSR Act that is required for consummation of the transactions contemplated by this Agreement; provided, however, that the foregoing shall not obligate any Party to agree to take any action which would have a Material Adverse Effect on the expected benefits to such Party of the transactions contemplated hereby.

         5.3 HSR Filings. The Parties will (a) take all actions necessary to make the filings required of it or its affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, (b) comply with any request for additional information received by any other Party or its affiliates from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with any other Party in connection with such Party's filings under the HSR Act, and (d) request early termination of the applicable waiting period.

         5.4 Access to Information; Confidentiality.

             (a) Upon reasonable notice, each Merger Party shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of each other Party, reasonable access to the personnel, facilities and assets of such Merger Party and to all existing books, records, tax returns, work papers and other documents and information relating to such Merger Party and provide to the other Merger Party with such copies of the existing books, records, tax returns, work papers and other documents and information relating to such Merger Party, and with such additional financial, operating and other data and information regarding such Merger Party as may be reasonably requested.

             (b) The Parties and their respective representatives will hold all non-public information obtained from any other Party in connection with the transactions contemplated hereby in confidence and will not, except as required by law, without the prior written consent of the other Parties, disclose such information other than for purposes of evaluating the transactions contemplated hereby.

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         5.5 Fees and Expenses. Except as otherwise provided in the Transition
Agreement (as defined in Section 5.6) and except with respect to claims for damages incurred as a result of the breach of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, legal, accounting or other advisory fees) shall be paid by the party incurring such expense.

         5.6 Transition Agreement. Contemporaneously with the execution and delivery of this Agreement, HealthAxis and Insurdata shall enter into the Transition Agreement in the form attached hereto as Exhibit C.

         5.7 Indemnification.

             (a) From and after the Effective Time the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Insurdata or who served at the request of Insurdata as an officer or director of another entity (the "Insurdata Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Insurdata and pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("HealthAxis Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers as the case may be (and HealthAxis and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). From and after the Effective Time UICI shall indemnify, defend and hold harmless HealthAxis (HealthAxis, together with the Insurdata Indemnified Parties, being referred to herein as the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether asserted or claimed prior to, or at or after, the Effective Time, based in whole or in part on or arising in whole or in part out of (x) the matters identified in clauses (i) and (ii) of Section 3.1(l) of the Insurdata Disclosure Memorandum, provided that the indemnity by UICI in this clause (x) shall only apply to any such losses, claims, damages, costs, expenses (including attorneys fees and expenses), liabilities, judgments or amounts

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         which in the aggregate exceed $50,000 and (y) the matter identified in clause (i) of Section 3.1(j) of the Insurdata Disclosure Memorandum, provided that the indemnity by UICI in this clause (y) shall only apply to any losses, claims, damages, costs, expenses (including attorneys fees and expenses), liabilities, judgments or amounts which in the aggregate exceed $100,000 (clauses (x) and (y) collectively being the "UICI Indemnified Liabilities" and, together with the HealthAxis Indemnified Liabilities, the "Indemnified Liabilities"). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), then upon notice of such claim, action, suit, proceeding or investigation given to the indemnifying party as hereinafter provided the Indemnified Parties shall permit the indemnifying party (at its expense) to assume the defense with respect to any such claim, action, suit or proceeding; provided, however, that counsel for the indemnifying party who shall conduct such defense shall be reasonably satisfactory to the Indemnified Parties and the Indemnified Parties may participate in such defense at Indemnified Parties expense. Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the indemnifying party (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 5.7 except to the extent such failure prejudices such party). In the event that the indemnifying party does not promptly assume the defense of any matter as above provided, or counsel for the Indemnified Parties reasonably believes and advises the Indemnified Parties in writing that there are issues that raise conflicts of interest between the indemnifying party and the Indemnified Parties or among the Indemnified Parties, each group of Indemnified Parties who are not subject to such conflicts may retain counsel satisfactory to such group, and the indemnifying party shall pay all reasonable fees and expenses of such counsel for each such group of Indemnified Parties promptly as statements therefore are received; provided, however, that the indemnifying party shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided, further, however, that the indemnifying party shall not be responsible for the fees and expenses of more than one counsel for each group of Indemnified Parties without such conflicts. In any event, the indemnifying party and the Indemnified Parties shall cooperate in the defense of any action or claim. The indemnifying party agrees that the foregoing rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. Furthermore, the provisions with respect to indemnification set forth in the Articles of Incorporation or Bylaws of the Surviving Corporation shall not be amended for a period of six years following the Effective Time if such amendment would

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         materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Insurdata in respect of actions or omissions occurring at or prior to the Effective Time.

             (b) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of the indemnifying party.

         5.8 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, except as otherwise expressly contemplated hereby, each of the Parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement, subject, as applicable, to shareholder approval.

         5.9 Public Announcements. The Parties hereto will consult with each other regarding the form and content of any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation, except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange, in which case the Party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other Party as to the form and content of any such disclosure before issuing any such press release or making any such public announcement.

         5.10 Cooperation. From the date hereof until the Effective Time, the Parties agree to work together to coordinate all aspects of transition planning and the integration of Insurdata and its Subsidiaries with the businesses of HealthAxis and its Subsidiaries from and after the Effective Time.

         5.11 Benefit Plans. For employees of Insurdata as of the Effective Time who continue to be employed by the Surviving Corporation after the Effective Time, HealthAxis shall cause the Surviving Corporation to provide employee benefits which are substantially comparable in the aggregate to the benefits provided under the Insurdata Employee Benefit Plans until the first anniversary of the Effective Time.

         5.12 Tax-Free Reorganization. Each of the Parties shall use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The Parties shall not permit any of their respective affiliates to take any action which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

         5.13 UICI Voting of Shares. UICI agrees to vote all of the Insurdata Common Stock owned by it in favor of the Merger and to execute and deliver, or cause to be delivered, such

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additional or further consents as HealthAxis may reasonably request to effect the approvals on behalf of Insurdata. UICI agrees to vote all shares of HealthAxis capital stock owned by it and to cause any affiliate of UICI to vote all shares of HealthAxis capital stock owned by such affiliate in favor of all proposals submitted to shareholders of HealthAxis in connection with the Merger and the transactions contemplated by this Agreement, including any amendment to the Articles of Incorporation or Bylaws of HealthAxis and the authorization of any increase in the number of shares of HealthAxis Common Stock authorized to be issued and any class of HealthAxis Preferred Stock.

         5.14 Provident Voting of Shares. Provident agrees to vote all of the HealthAxis Common Stock and HealthAxis Preferred Stock owned by it and to cause any affiliate of Provident to vote all shares of HealthAxis capital stock owned by such affiliate in favor of the Merger and all proposals submitted to the shareholders of HealthAxis in connection with the Merger and the transactions contemplated by this Agreement, including any amendment to the Articles of Incorporation or Bylaws of HealthAxis and the authorization of any increase in the number of shares of HealthAxis Common Stock authorized to be issued and any class of HealthAxis Preferred Stock and to execute and deliver, or cause to be delivered, such additional or further consents as Insurdata may reasonably request to effect the approvals on behalf of HealthAxis.

         5.15 Tax Matters.

             (a) As soon as practicable after the Closing Date, UICI will prepare and file all appropriate Tax Returns for the operations of Insurdata for all tax periods ending on or before the Closing Date, including, for those jurisdictions and tax authorities that permit or require a short period Tax Return, for the period ending on the Closing Date. The books and records of UICI and Insurdata will be kept, and the Federal, state and other income Tax Returns of the "affiliated group" (as defined in Section 1504(a) of the Code) of which UICI and Insurdata is a member will be filed, so as to accurately reflect the operations of Insurdata through the end of the Closing Date. Such Insurdata Tax Returns will be prepared in a manner consistent with past accounting methods, elections, conventions and practices. The Surviving Corporation and Provident each shall have the right to review any such Tax Returns prepared on Insurdata's behalf at least 15 days prior to the filing of any such Tax Return. The Surviving Corporation shall pay and hold UICI harmless from its share of the affiliated group tax liability, if any, as determined in accordance with paragraph (h) hereunder.

             (b) As soon as practicable after the Closing Date, Provident will prepare and file all appropriate Tax Returns to the extent permitted by law for the operations of HealthAxis for all periods ending on or before the Closing Date, including, for those jurisdictions and tax authorities that permit or require a short period Tax Return, for the period ending on the Closing Date. The books and records of Provident and HealthAxis

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         will be kept, and the Federal, state and other income Tax Returns of
         HealthAxis or of the "affiliated group" (as defined in Section 1504(a) of the Code), if any, of which Provident and HealthAxis is a member will be filed, so as to accurately reflect the operations of HealthAxis through the end of the Closing Date. Such HealthAxis Tax Returns will be prepared in a manner consistent with past accounting methods, elections, conventions and practices. The Surviving Corporation and UICI shall each have the right to review any such Tax Returns prepared on HealthAxis's behalf at least 15 days prior to the filing of any such Tax Return. The Surviving Corporation shall pay and hold Provident harmless from its share of the affiliated group tax liability, if any, as determined in accordance with paragraph (h) hereunder.

             (c) The Surviving Corporation shall prepare and file all appropriate Tax Returns for the operations of the Surviving Corporation for all periods ending after the Closing Date.

             (d) Each of UICI and Provident (hereafter an "Indemnitor") will indemnify and hold the Surviving Corporation harmless from any tax liability of the Surviving Corporation arising under Treasury Regulations ss. 1.1502-6 or any similar provision under state law that is attributable to the Surviving Corporation having been a part of an affiliated or unitary group of which the relevant Indemnitor was a party, other than Taxes attributable to the operations of HealthAxis or Insurdata, as the case may be.

             (e) The Surviving Corporation will pay or cause to be paid all Taxes (including any interest or penalties thereon) for the tax periods described in paragraph (c) above, and will indemnify and hold each of UICI and Provident harmless therefrom on an actual after-tax basis as determined by the independent certified accounting firm that regularly prepares the Tax Returns of the Surviving Corporation or such successor firm as the Parties may appoint.

             (f) Each of UICI, Provident and the Surviving Corporation will cooperate fully with each other in connection with (i) the preparation and filing of any Federal, state or local Tax Returns that include the business and operations of the Insurdata and HealthAxis for all tax periods ending on or before the Closing Date, and (ii) any audit examination by any government taxing authority of the returns referred to in clause (i). Such cooperation shall include, without limitation, the furnishing or making available of records, books of account or other materials of either Insurdata or HealthAxis, as applicable, that are necessary or helpful for the defense against assertions of any taxing authority as to any Tax Returns that include operations of the Surviving Corporation.

             (g) An Indemnitor shall promptly notify the Surviving Corporation of any proposed adjustment of any item on any Tax Return of the affiliated group for any tax period ending on or before the Closing Date, if such proposed adjustment may affect the

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         tax liability of the Surviving Corporation. If an affiliated group tax liability is adjusted for any taxable year as a result of an amended return, a claim for refund or audit by the Internal Revenue Service or other appropriate taxing authority, a redetermination of the tax liability of Insurdata or HealthAxis, as the case may be, shall be made in accordance with paragraph (h) hereunder. The Surviving Corporation agrees to indemnify and hold harmless UICI or Provident, as the case may be, from the amount of any such adjustment attributable to the operations of the Surviving Corporation. Such Indemnitor shall advise the Surviving Corporation of the status of any conferences, meetings and proceedings with tax authorities or appearances before any court pertaining to such adjustment or adjustments, and shall advise the Surviving Corporation of the outcome of such proceedings. However, nothing herein shall entitle Surviving Corporation to interfere with the relevant Indemnitor's right to make any judgments or to take any actions it deems appropriate in connection with the disposition of any such proposed adjustments.

             (h) The tax liability of the Surviving Corporation for purposes of determining any affiliated group tax liability, if any, attributable to the operations of Insurdata or HealthAxis, as the case may be, for periods ending on or prior to the Closing Date shall be determined on the separate return basis as set forth in Code Section 1552(a)(2) and Treasury Regulations Section 1.1552-1(a)(2). Payment of any such amounts, including the amount of any adjusting payment determined hereunder as a result of the filing of any amended return or any audit adjustment, due to Provident, UICI or the Surviving Corporation, as the case may be, shall be made the later of (i) the date that is ten (10) days before the date such payments must be made to the taxing authority or (ii) the date that is ten (10) days after the date on which Provident, UICI or the Surviving Corporation, as the case may be, received notice of such obligation. Payment of any amount to the Surviving Corporation resulting from a claim for refund or amended return shall be made within ten (10) days after such refund amount is received by Provident or UICI, as the case may be.

         5.16 Technology Outsourcing Agreement. As soon as reasonably practicable after the date hereof, but in any event prior to the Effective Time, UICI and its affiliates shall have entered into a Technology Outsourcing Agreement with Insurdata, pursuant to which Insurdata shall agree to provide to UICI and its affiliates technology support services, data processing services and such other software and hardware based services necessary and sufficient to support the operations of UICI and its affiliates and having the material terms set forth in Exhibit E hereto.

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                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

             (a) Shareholder Approvals. The Merger shall have been approved and adopted by (i) the affirmative vote or written consent of the holders of a majority of the outstanding shares of HealthAxis Common Stock and by the holders of a majority of the outstanding shares of each class of HealthAxis Preferred Stock and entitled to vote thereon as well as a written waiver from each holder of HealthAxis Preferred Stock waiving any preemptive right such holder may have in connection with the Merger and the right of UICI to purchase additional shares of HealthAxis capital stock pursuant to the terms of the Shareholders Agreement and
         (ii) of the affirmative vote or written consent of at least two-thirds of the outstanding shares of Insurdata Common Stock..

             (b) Governmental and Regulatory Consents. All actions, consents, approvals, filings and notices listed in Section 3.1(d) of the Insurdata Disclosure Memorandum and Section 3.2(d) of the HealthAxis Disclosure Memorandum shall have been taken, made or obtained, except for such actions, consents or approvals the failure of which to obtain would not have a Material Adverse Effect on the Surviving Corporation or materially and adversely affect the consummation of the Merger; provided, however, that such consents or approvals shall be in full force and effect at the Effective Time and shall not obligate any Party to agree to take any action which would have a Material Adverse Effect on the expected benefits to such Party of the transactions contemplated hereby.

             (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive order or other requirements shall have been placed on any Party or the Surviving Corporation in connection therewith.

             (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each Party shall use reasonable best efforts to have any such decree, ruling, injunction or order vacated.

             (e) No Other Proceeding. There shall not be pending any action, suit or proceeding before any court of competent jurisdiction or any Governmental Entity in which there is a reasonable probability of an outcome that would have a Material Adverse Effect on the Surviving Corporation (i) challenging or seeking to restrain or prohibit the

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

         consummation of the Merger; or (ii) which would affect adversely the right of Surviving Corporation to own its assets or operate its business.

             (f) Shareholders Agreement. Each of the parties to the HealthAxis Shareholders Agreement shall have executed and delivered to HealthAxis and to each other the Shareholders Agreement substantially in the form attached hereto as Exhibit D.

             (g) Registration Rights Agreement. HealthAxis shall have executed and delivered to UICI the Registration Rights Agreement substantially in the form attached hereto as Exhibit F.

             (h) Voting Trust Agreement. The Voting Trust Agreement, in the form attached hereto as Exhibit G, shall have been executed and delivered by UICI and the Voting Trustees thereunder and UICI shall have transferred to such Voting Trustees the 1,834,500 shares of Insurdata Common Stock held by UICI which are subject to options granted by UICI to employees of Insurdata under the Insurdata Founders Stock Option Program.

         6.2 Conditions to Obligations of HealthAxis and Provident. The obligations of HealthAxis and Provident to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

             (a) Representations and Warranties. The representations and warranties of Insurdata and UICI set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers contained therein) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing as though made on and as of the Closing, except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect on Insurdata or materially and adversely affect the consummation of the Merger. HealthAxis shall have received with respect to Insurdata a certificate signed on behalf of Insurdata as of the Closing Date by the chief executive officer and the chief financial officer of Insurdata reaffirming the matters set forth in this paragraph and shall have received with respect to UICI a certificate signed on behalf of UICI as of the Closing Date by the chief executive officer and the chief financial officer of UICI reaffirming the matters set forth in this paragraph.

             (b) Performance of Obligation of Insurdata and UICI. Insurdata and UICI shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by Insurdata and UICI under this Agreement at or prior to the Closing Date.

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

             (c) No Material Adverse Change. There shall not have occurred or arisen after September 30, 1999 and prior to the Effective Time any change, event (including without limitation any damage, destruction or loss, whether or not covered by insurance), condition (financial or otherwise), or state of facts with respect to Insurdata or any of its Subsidiaries which would constitute a Material Adverse Effect on Insurdata.

             (d) Federal Tax Opinion. HealthAxis and Provident shall have received an opinion of Blank Rome Comisky & McCauley LLP (or another nationally recognized law firm) to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Insurdata and HealthAxis will be a party to that reorganization within the meaning of
         Section 368(b) of the Code. In rendering such opinion, counsel may rely upon customary representations of Insurdata and HealthAxis reasonably satisfactory to such counsel.

         6.3 Conditions to Obligation of Insurdata and UICI. The obligation of Insurdata and UICI to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

             (a) Representations and Warranties. The representations and warranties of HealthAxis and Provident set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers contained therein), in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect on HealthAxis or materially and adversely affect the consummation of the Merger. Insurdata shall have received with respect to HealthAxis certificates signed on behalf of HealthAxis as of the Closing Date by the chief executive officer and chief financial officer of HealthAxis reaffirming the matters set forth in this paragraph and shall have received with respect to Provident a certificate signed on behalf of Provident as of the Closing Date by the chief executive officer and the chief financial officer of Provident reaffirming the matters set forth in this paragraph.

             (b) Performance of Obligations of HealthAxis and Provident. HealthAxis and Provident shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by HealthAxis and Provident under this Agreement at or prior to the Closing Date.

             (c) No Material Adverse Change. There shall not have occurred or arisen after September 30, 1999 and prior to the Effective Time any change, event (including without limitation any damage, destruction or loss, whether or not covered by insurance),

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

         condition (financial or otherwise), or state of facts with respect to HealthAxis or any of its Subsidiaries which would constitute a Material Adverse Effect on HealthAxis.

             (d) Federal Tax Opinion. Insurdata and UICI shall have received an opinion of Mayer, Brown & Platt (or another nationally recognized law firm) to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Insurdata and HealthAxis will be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel may rely upon customary representations of Insurdata and HealthAxis reasonably satisfactory to such counsel.

             (e) Securities Offering. The HealthAxis Offering and the Provident Offering shall have closed in accordance with the terms and conditions set forth on Schedule 3 and Schedule 4, respectively.

             (f) HealthAxis Balance Sheet. HealthAxis shall have unrestricted cash on its balance sheet (after giving effect to the receipt of proceeds from the HealthAxis Offering and including $2.0 million of proceeds from the Provident Offering) of not less than the sum of (i) $1.0 million plus (ii) the proceeds of the HealthAxis Offering, net of offering costs and expenses not in excess of 5% of the total gross proceeds of the HealthAxis Offering, less (iii) the fee payable to BancBoston Robertson Stephens as provided in Section 3.2(w) of this Agreement. For purposes of the foregoing, the term "unrestricted cash" shall mean the balance of the cash account as shown on the balance sheet of HealthAxis, prepared in accordance with GAAP on a basis consistently applied, as at the Closing Date and certified by the Chief Financial Officer of HealthAxis.

             (g) Charter and Bylaws. The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of HealthAxis in the form attached hereto as Exhibit A and Exhibit B, respectively, shall become the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Surviving Corporation at the Effective Time.

             (h) Dissenters' Rights. No holder of shares of HealthAxis Common Stock or Insurdata Common Stock shall have perfected appraisal rights under the TBCA or the PBCL.

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Merger Parties:

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

             (a) by mutual written consent of the Parties;

             (b) by any Party if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

             (c) by any Party, if the Merger shall not have been consummated on or before January 31, 2000; provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; provided, further, notwithstanding this Section 7.1(c), the provisions of Section 5.6 shall govern all issues of liability with respect to HealthAxis;

             (d) by either Merger Party if at the duly held meeting of the shareholders of HealthAxis (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of at least a majority of the outstanding shares of HealthAxis Common Stock shall not have approved the Merger or if the holders of at least a majority of each class of HealthAxis Preferred Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby;

             (e) by HealthAxis, upon a breach of any representation or warranty of Insurdata or UICI, or in the event Insurdata or UICI fails to comply in any respect with any of its covenants and agreements, or if any representation or warranty of Insurdata or UICI shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 6.1 or 6.2 to be incapable of being satisfied as of the occurrence thereof, provided, however, that
         (i) if such breach, failure to comply or untruth is curable by Insurdata or UICI, then HealthAxis may not terminate this Agreement under this Section 7.1(e) with respect to such breach, failure or untruth prior to or during the 30-day period commencing upon delivery by HealthAxis of written notice to Insurdata and UICI of such breach or inaccuracy, or after such 30-day period if during such period such breach, failure or untruth is cured and (ii) the right to terminate this Agreement under this Section 7.1(e) shall not be available to HealthAxis if HealthAxis shall have committed a material uncured breach of this Agreement; or

             (f) by Insurdata, upon a breach of any representation or warranty of HealthAxis or Provident, or in the event HealthAxis or Provident fails to comply in any respect with any of its covenants or agreements, or if any representation or warranty of HealthAxis or Provident shall be or become untrue, in each case, where such breach,

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

         failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 6.1 or
         6.3 to be incapable of being satisfied as of the occurrence thereof, provided, however, that (i) if such breach, failure to comply or untruth is curable by HealthAxis or Provident, then Insurdata may not terminate this Agreement under this Section 7.1(f) with respect to such breach, failure or untruth prior to or during the 30-day period commencing upon delivery by Insurdata of written notice to HealthAxis and Provident or such breach or inaccuracy, or after such 30-day period if during such period such breach, failure or untruth is cured and (ii) the right to terminate this Agreement under this Section 7.1(f) shall not be available to Insurdata if Insurdata shall have committed a material uncured breach of this Agreement.

         7.2 Effect of Termination. If this Agreement is validly terminated by any Party pursuant to Section 7.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of any Party (or any of their respective Subsidiaries or affiliates), except (i) that the provisions of Section 5.1, 5.4(b), Section 5.5, Section 5.9 and this Section 7.2 will continue to apply following any such termination, and (ii) that nothing contained herein shall relieve any Party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

         7.3 Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Parties at any time prior to the Effective Time of the Merger with respect to any of the terms contained herein; provided, however, after this Agreement is approved by the Merger Party's shareholders, no such amendment or modification shall (a) change the amount or change the form of consideration to be delivered to the holders of shares of Insurdata Common Stock or (b) change the amounts payable in respect of the Insurdata Options.

         7.4 Extension; Waiver. At any time prior to the Effective Time, the Parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto;
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

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

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that Article II, Sections 5.1, 5.4(b), 5.5, 5.6 and 5.9 shall survive the Effective Time.

         8.2 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received upon receipt. Any such notice or communication shall be provided to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

             (a) if to Provident:

             Provident American Corporation
             2500 DeKalb Pike
             Norristown, Pennsylvania 19404
             Attention:     Alvin H. Clemens
             Telephone:     (610) 279-2500
             Facsimile:     (610) 279-0410

              with a copy to:

             Butera Beausang Cohen & Brennan
             630 Freedom Business Center
             King of Prussia, Pennsylvania 19406
             Attention:     Michael F. Beausang
             Telephone:     (610) 265-0800
             Facsimile:     (610) 265-7205

             (b) if to HealthAxis:

             HealthAxis.com, Inc.
             2500 DeKalb Pike
             East Norriton, Pennsylvania 19401
             Attention:     Michael Ashker, President and CEO
             Telephone:     (610) 279-3500
             Facsimile:     (610) 279-4498

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

             with a copy to:

             Blank Rome Comisky & McCauley LLP
             One Logan Square
             Philadelphia, Pennsylvania 19103
             Attention:     Barry H. Genkin
             Telephone:     (215) 569-5500
             Facsimile:     (215) 988-6910

             (c) if to UICI:

             UICI
             4001 McEwen Boulevard, Suite 200
             Dallas, Texas 75244
             Attention:     Gregory T. Mutz
             Telephone:     (972) 392-6700
             Facsimile:     (972) 392-6717

             with a copy to:

             Mayer, Brown & Platt
             190 S. LaSalle Street
             Chicago, Illinois 60603
             Attention:     Edward J. Schneidman
             Telephone:     (312) 701-7348
             Facsimile:     (312) 701-7711

             (d) If to Insurdata:

             Insurdata Incorporated
             5215 N. O'Connor Blvd., Suite 800
             Irving, Texas 75039
             Attention:     Dennis B. Maloney
             Telephone:     (972) 443-5000
             Facsimile:     (972) 556-0572

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

             with a copy to:

             Mayer, Brown & Platt
             190 S. LaSalle Street
             Chicago, Illinois 60603
             Attention:     Edward J. Schneidman
             Telephone:     (312) 701-7348
             Facsimile:     (312) 701-7711

         8.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the Party to whom such information is to be made available.

         8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

         8.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and, except as provided in Article II and Sections 5.4 and 5.6, is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

         8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

         8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties, such consent not to be unreasonably withheld and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

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

         8.8 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of applicable jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.10 No Presumption Against Drafter. Each of the Parties has jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

             [The remainder of this page intentionally left blank.]

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                     PROVIDENT AMERICAN CORPORATION

                                     By: /s/ Alvin H. Clemens
                                         ---------------------------------------
                                     Name:  Alvin H. Clemens
                                     Title: Chairman and Chief Executive Officer

                                     HEALTHAXIS.COM, INC.

                                     By: /s/ Michael Ashker
                                         ---------------------------------------
                                     Name:  Michael Ashker
                                     Title: President

                                     UICI

                                     By: /s/ Gregory T. Mutz
                                         ---------------------------------------
                                     Name:  Gregory T. Mutz
                                     Title: President

                                     INSURDATA INCORPORATED

                                     By: /s/ Dennis B. Maloney
                                         ---------------------------------------
                                     Name:  Dennis B. Maloney
                                     Title: President

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

                                   Schedule 1



Directors
---------

Michael Ashker
Alvin H. Clemens
Henry G. Hagar
Ronald L. Jensen
Edward W. LeBaron, Jr.
Gregory T. Mutz
Dennis B. Maloney

                                    Sch. 1-1

                                   Schedule 2


Officers
--------

Alvin H. Clemens   - Chairman of the Board
Michael Ashker     - Chief Executive Officer and President
Dennis B. Maloney  - Chief Operating Officer
Anthony Verdi      - Chief Financial Officer and Treasurer
John Wall          - Chief Technology Officer
Andrew Felder      - Executive Vice President-Strategy and Corporate Development
Scott Rubschnuk    - Senior Vice President-Marketing
David D. MacDonald - Senior Vice President-Software Solutions
Michael Hankinson  - Secretary

                                    Sch. 2-1

                                   Schedule 3


                               HealthAxis Offering


         The "HealthAxis Offering" shall mean the issuance by HealthAxis of shares of HealthAxis Common Stock at a price of $15.00 per share in a private offering, not required to be registered under the Securities Act of 1933, as amended, or under applicable state securities laws, which offering generates at least $55.0 million of gross cash proceeds to HealthAxis. The offering costs and expenses in connection with the HealthAxis Offering shall not exceed 5.0% of the total gross proceeds.

                                    Sch. 3-1

                                   Schedule 4


                               Provident Offering


         The "Provident Offering" shall mean the issuance by HealthAxis to Provident of 133,333 shares of HealthAxis Common Stock at a price of $15.00 per share in a private offering, not required to be registered under the Securities Act of 1933, as amended, or under applicable state securities laws.

                                    Sch. 4-1